The information in this preliminary pricing supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

March 2026

Preliminary Pricing Supplement - Subject to Completion

(To Prospectus dated December 8, 2025,

Series A Prospectus Supplement dated December 8, 2025 and

Product Supplement EQUITY-1 dated December 8, 2025)

Filed Pursuant to Rule 424(b)(2)

Registration Statement Nos. 333-290665 and 333-290665-01

March 18, 2026

BofA Finance LLC

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

Jump Securities with Auto-Callable Feature Based on the Worst Performing of the State Street® SPDR® S&P® Biotech ETF, the State Street® Financial Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due March 25, 2032

Fully and Unconditionally Guaranteed by Bank of America Corporation

Principal at Risk Securities

The securities do not guarantee the repayment of principal, do not provide for the regular payment of interest and have the terms described in the accompanying product supplement, prospectus supplement and prospectus, as supplemented or modified by this document.  Beginning after approximately one year, the securities will be automatically redeemed if the determination closing price of each of the underlying shares on any of the quarterly determination dates prior to the final determination date is greater than or equal to its respective call threshold price, for an early redemption payment that will increase over the term of the securities and that will correspond to a return of approximately at least 16.85% per annum, as described below.  No further payments will be made on the securities once they have been redeemed.  At maturity, if the securities have not previously been redeemed and the final share price of each of the underlying shares is greater than or equal to its respective call threshold price, investors will receive a fixed positive return that will also correspond to a return of approximately at least 16.85% per annum, as set forth below.  However, if the securities are not automatically redeemed prior to maturity and the final share price of any of the underlying shares is less than its respective call threshold price, investors will be exposed to the decline in the worst-performing of the underlying shares on a 1-to-1 basis and will receive a payment at maturity that is less than 100% of the stated principal amount of the securities and could be zero.  Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.  Because payments on the securities are based on the worst performing of the underlying shares, a decline beyond the respective call threshold price on any quarterly determination date prior to the final determination date and/or beyond the respective call threshold price on the final determination date, as applicable, of any of the underlying shares will result in the forfeiture of any early redemption payment or payment at maturity greater than the stated principal amount for that date, even if another of the underlying shares has appreciated or has not declined as much. A decline beyond the respective call threshold price of any underlying shares on every determination date, including the final determination date, will result in a loss of some or all of your investment. The securities are for investors who are willing to risk their principal and forego current income and participation in the appreciation of any of the underlying shares in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if each of the underlying shares closes at or above its respective call threshold price on any quarterly determination date, including the final determination date.  The securities are our senior debt securities. Any payments on the securities are fully and unconditionally guaranteed by Bank of America Corporation (“BAC”). The securities are issued as part of BofA Finance LLC’s (“BofA Finance”) “Medium-Term Notes, Series A” program.

All payments on the securities are subject to the credit risk of BofA Finance, as issuer of the securities, and BAC, as guarantor of the securities.  If we default on our obligations, you could lose some or all of your investment.  These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	BofA Finance
Guarantor:	BAC
Underlying shares:

The State Street® SPDR® S&P® Biotech ETF (Bloomberg symbol: “XBI UP”), the State Street® Financial Select Sector SPDR® ETF (Bloomberg symbol: “XLF UP”) and the State Street® Technology Select Sector SPDR® ETF (Bloomberg symbol “XLK UP”)

Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	March 20, 2026
Original issue date:	March 25, 2026 (3 business days after the pricing date)
Maturity date:	March 25, 2032
Early redemption:

The securities are not subject to automatic early redemption until approximately one year after the original issue date. Following this 1-year initial non-call period, if, on any quarterly determination date (other than the final determination date), beginning on March 29, 2027, the determination closing price of each of the underlying shares is greater than or equal to its respective call threshold price, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption date if the determination closing price of any of the underlying shares is below its respective call threshold price on the related determination date.

Early redemption payment:

The early redemption payment for each quarterly determination date prior to the final determination date will be an amount in cash per stated principal amount corresponding to a return of approximately at least 16.85% per annum. See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.

Determination closing price:

With respect to each of the underlying shares, the closing price of such underlying shares on any determination date other than the final determination date times the adjustment factor for such underlying shares on such determination date.

Determination dates:

Quarterly, beginning on March 29, 2027. See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below. We also refer to March 22, 2032 as the final determination date.

The determination dates are subject to postponement as set forth in “Description of the Notes—Certain Terms of the Notes—Events Relating to Observation Dates” beginning on page PS-18 of the accompanying product supplement.

Early redemption dates:	Quarterly, beginning on April 1, 2027 and ending on December 26, 2031. See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.
Initial share price:

With respect to the XBI: $        , which is the closing price of such underlying shares on the pricing date

With respect to the XLF: $        , which is the closing price of such underlying shares on the pricing date

With respect to the XLK: $        , which is the closing price of such underlying shares on the pricing date

Final share price:	With respect to each of the underlying shares, the closing price for such underlying shares on the final determination date times the adjustment factor for such underlying shares on such date.
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final share price of each of the underlying shares is greater than or equal to its respective call threshold price:

At least $2,011.00 (set on the pricing date)

●If the final share price of any of the underlying shares is less than its respective call threshold price:

$1,000 × share performance factor of the worst performing of the underlying shares

Under these circumstances, the payment at maturity will be less than 100% of the stated principal amount of the securities and could be zero.

Terms continued on the following page
Agent:	BofA Securities, Inc. (“BofAS”), an affiliate of BofA Finance
Estimated value on the pricing date:

Between $900.00 and $950.00 per $1,000 in principal amount of securities, which is less than the price to public listed below. The actual value of your securities at any time will reflect many factors and cannot be predicted with accuracy. See “Additional Information About the Securities—Structuring the securities” in this pricing supplement.

Commissions and issue price:	Price to public	Agent’s commissions and fees	Proceeds to BofA Finance
Per security	$1,000.00	$30.00(1)
		$5.00(2)	$965.00
Total	$	$	$

(1)Morgan Stanley Wealth Management and its financial advisors will collectively receive from the agent, BofAS, a fixed sales commission of $30.00 for each security they sell. See “Supplement to the plan of distribution; role of BofAS and conflicts of interest” in this pricing supplement.

(2)Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each security.

There are important differences between the securities and a conventional debt security. Potential purchasers of the securities should consider the information in “Risk Factors” beginning on page 9 of this pricing supplement, page PS-3 of the accompanying product supplement, page S-7 of the accompanying prospectus supplement, and page 7 of the accompanying prospectus.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

Before you invest, you should read this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for information about us, BAC and this offering, each of which can be accessed via the hyperlinks below.  Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” in this pricing supplement.

Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to BofA Finance, and not to BAC.

Series A MTN prospectus supplement dated December 8, 2025 and prospectus dated December 8, 2025 and Product Supplement EQUITY-1 dated December 8, 2025

BofA Finance LLC

Jump Securities with Auto-Callable Feature Based on the Worst Performing of the State Street® SPDR® S&P® Biotech ETF, the State Street® Financial Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due March 25, 2032

Principal at Risk Securities

Terms continued from previous page:
Call threshold price:

With respect to the XBI: $       , which is 100% of its initial share price for such underlying shares

With respect to the XLF: $        , which is 100% of its initial share price for such underlying shares

With respect to the XLK: $        , which is 100% of its initial share price for such underlying shares

Adjustment factor:

With respect to each of the underlying shares, 1.0, subject to adjustment in the event of certain events affecting such underlying shares as described in “Description of the Notes—Anti-Dilution and Discontinuance Adjustments Relating to ETFs” beginning on page PS-23 of the accompanying product supplement.

Share performance factor:	With respect to each of the underlying shares, its final share price divided by its initial share price
Worst performing of the underlying shares:	The underlying shares with the largest percentage decrease from the respective initial share price to the respective final share price
CUSIP / ISIN:	09711QEU3 / US09711QEU31
Listing:	The securities will not be listed on any securities exchange.

Determination Dates, Early Redemption Dates and Early Redemption Payments

Determination Dates		Early Redemption Dates		Early Redemption Payments (per $1,000 Security)*
1st determination date:	March 29, 2027	1st early redemption date:	April 1, 2027	At least $1,168.500
2nd determination date:	June 21, 2027	2nd early redemption date:	June 24, 2027	At least $1,210.625
3rd determination date:	September 20, 2027	3rd early redemption date:	September 23, 2027	At least $1,252.750
4th determination date:	December 20, 2027	4th early redemption date:	December 23, 2027	At least $1,294.875
5th determination date:	March 20, 2028	5th early redemption date:	March 23, 2028	At least $1,337.000
6th determination date:	June 20, 2028	6th early redemption date:	June 23, 2028	At least $1,379.125
7th determination date:	September 20, 2028	7th early redemption date:	September 25, 2028	At least $1,421.250
8th determination date:	December 20, 2028	8th early redemption date:	December 26, 2028	At least $1,463.375
9th determination date:	March 20, 2029	9th early redemption date:	March 23, 2029	At least $1,505.500
10th determination date:	June 20, 2029	10th early redemption date:	June 25, 2029	At least $1,547.625
11th determination date:	September 20, 2029	11th early redemption date:	September 25, 2029	At least $1,589.750
12th determination date:	December 20, 2029	12th early redemption date:	December 26, 2029	At least $1,631.875
13th determination date:	March 20, 2030	13th early redemption date:	March 25, 2030	At least $1,674.000
14th determination date:	June 20, 2030	14th early redemption date:	June 25, 2030	At least $1,716.125
15th determination date:	September 20, 2030	15th early redemption date:	September 25, 2030	At least $1,758.250
16th determination date:	December 20, 2030	16th early redemption date:	December 26, 2030	At least $1,800.375
17th determination date:	March 20, 2031	17th early redemption date:	March 25, 2031	At least $1,842.500
18th determination date:	June 20, 2031	18th early redemption date:	June 25, 2031	At least $1,884.625
19th determination date:	September 22, 2031	19th early redemption date:	September 25, 2031	At least $1,926.750
20th determination date:	December 22, 2031	20th early redemption date:	December 26, 2031	At least $1,968.875
Final determination date:	March 22, 2032	See “Maturity date” above.		See “Payment at maturity” above.
* The actual Early Redemption Payments will be set on the pricing date.

The pricing date, issue date and other dates set forth above are subject to change, and will be set forth in the final pricing supplement relating to the securities.

March 2026Page 2

BofA Finance LLC

Jump Securities with Auto-Callable Feature Based on the Worst Performing of the State Street® SPDR® S&P® Biotech ETF, the State Street® Financial Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due March 25, 2032

Principal at Risk Securities

Investment Summary

Jump Securities with Auto-Callable Feature Based on the Worst Performing of the State Street® SPDR® S&P® Biotech ETF, the State Street® Financial Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due March 25, 2032 (the “securities”) do not provide for the regular payment of interest and do not guarantee the repayment of principal. Instead, beginning after approximately one year, the securities will be automatically redeemed if the determination closing price of each of the underlying shares on any quarterly determination date prior to the final determination date is greater than or equal to its respective call threshold price, for an early redemption payment that will increase over the term of the securities and that will correspond to a return of approximately at least 16.85% per annum, as described below.  No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price of each of the underlying shares is greater than or equal to its respective call threshold price, investors will receive a fixed positive return that will also correspond to a return of approximately at least 16.85% per annum, as set forth below. However, if the securities have not previously been redeemed and the final share price of any of the underlying shares is less than its respective call threshold price, investors will be exposed to the decline in the worst-performing of the underlying shares on a 1-to-1 basis and will receive a payment at maturity that is less than 100% of the stated principal amount of the securities and could be zero.  Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. Investors will not participate in any appreciation in any of the underlying shares.

Maturity:	Approximately 6 years
Automatic early redemption:

The securities are not subject to automatic early redemption until approximately one year after the original issue date. Following this one year initial non-call period, if, on any quarterly determination dates prior to the final determination date, the determination closing price of each of the underlying shares is greater than or equal to its respective call threshold price, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date. The securities will not be redeemed early on any early redemption date if the determination closing price of any of the underlying shares is below its respective call threshold price on the related determination date.

Early redemption payment:

The early redemption payment for each quarterly determination date prior to the final determination date will be an amount in cash per stated principal amount (corresponding to a return of approximately at least 16.85% per annum), as follows (set on the pricing date):

1st determination date:

At least $1,168.500

2nd determination date:

At least $1,210.625

3rd determination date:

At least $1,252.750

4th determination date:

At least $1,294.875

5th determination date:

At least $1,337.000

6th determination date:

At least $1,379.125

7th determination date:

At least $1,421.250

8th determination date:

At least $1,463.375

9th determination date:

At least $1,505.500

10th determination date:

At least $1,547.625

11th determination date:

At least $1,589.750

12th determination date:

At least $1,631.875

13th determination date:

At least $1,674.000

14th determination date:

At least $1,716.125

15th determination date:

At least $1,758.250

16th determination date:

At least $1,800.375

17th determination date:

At least $1,842.500

18th determination date:

At least $1,884.625

19th determination date:

At least $1,926.750

20th determination date:

At least $1,968.875

No further payments will be made on the securities once they have been redeemed.
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final share price of each of the underlying shares is greater than or equal to its respective call threshold price:

At least $2,011.00 (set on the pricing date)

●If the final share price of any of the underlying shares is less than its respective call threshold price:

$1,000 × share performance factor of the worst performing of the underlying shares

Under these circumstances, the payment at maturity will be less than 100% of the stated principal amount of the securities and could be zero.

March 2026Page 3

BofA Finance LLC

Jump Securities with Auto-Callable Feature Based on the Worst Performing of the State Street® SPDR® S&P® Biotech ETF, the State Street® Financial Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due March 25, 2032

Principal at Risk Securities

Any payments on the securities depend on the credit risk of BofA Finance, as issuer, and BAC, as guarantor, and on the performance of the underlying shares. The economic terms of the securities are based on BAC’s internal funding rate, which is the rate it would pay to borrow funds through the issuance of market-linked notes, and the economic terms of certain related hedging arrangements BAC’s affiliates enter into. BAC’s internal funding rate is typically lower than the rate it would pay when it issues conventional fixed or floating rate debt securities. This difference in funding rate, as well as the agent’s commissions and fees, if any, and the hedging related charges described below (see “Risk Factors” beginning on page 9), will reduce the economic terms of the securities to you and the initial estimated value of the securities. Due to these factors, the public offering price you pay to purchase the securities will be greater than the initial estimated value of the securities as of the pricing date.

The initial estimated value range of the securities is set forth on the cover page of this pricing supplement. The final pricing supplement will set forth the initial estimated value of the securities as of the pricing date. For more information about the initial estimated value and the structuring of the securities, see “Risk Factors” beginning on page 9 and “Structuring the securities” beginning on page 23.

The securities are our senior debt securities. Any payments on the securities are fully and unconditionally guaranteed by BAC. The securities and the related guarantee are not insured by the Federal Deposit Insurance Corporation or secured by collateral. The securities will rank equally in right of payment with all of our other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law. The related guarantee will rank equally in right of payment with all of BAC’s other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law, and senior to its subordinated obligations. Any payments due on the securities, including any repayment of the principal amount, will be subject to the credit risk of BofA Finance, as issuer, and BAC, as guarantor.

March 2026Page 4

BofA Finance LLC

Jump Securities with Auto-Callable Feature Based on the Worst Performing of the State Street® SPDR® S&P® Biotech ETF, the State Street® Financial Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due March 25, 2032

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest.  Instead, beginning after one year, the securities will be automatically redeemed for an early redemption payment (corresponding to a return of approximately at least 16.85% per annum) if the determination closing price of each of the underlying shares on any quarterly determination date prior to the final determination date is greater than or equal to its respective call threshold price. At maturity, if the securities have not previously been redeemed and the final share price of each of the underlying shares is greater than or equal to its respective call threshold price, investors will receive a fixed positive return that will also correspond to a return of approximately at least 16.85% per annum.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur.  Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be significantly less than the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

Beginning after approximately one year, when each of the underlying shares closes at or above its respective call threshold price on any quarterly determination date prior to the final determination date, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date, corresponding to a return of approximately at least 16.85% per annum.  Investors do not participate in any appreciation of any of the underlying shares.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive a fixed positive return at maturity

This scenario assumes that at least one of the underlying shares closes below its respective call threshold price on each of the quarterly determination dates (beginning after approximately one year) prior to the final determination date.  Consequently, the securities are not redeemed prior to maturity. On the final determination date, each of the underlying shares closes at or above its respective call threshold price.  At maturity, investors will receive a cash payment equal to at least $2,011.00 (set on the pricing date) per $1,000 in stated principal amount, corresponding to a return of approximately at least 16.85% per annum.  Investors do not participate in any appreciation of any of the underlying shares.

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity

This scenario assumes that at least one of the underlying shares closes below its respective call threshold price on each of the quarterly determination dates (beginning after approximately one year) prior to the final determination date.  Consequently, the securities are not redeemed prior to maturity. On the final determination date, at least one of the underlying shares closes below its respective call threshold price.  At maturity, investors will receive an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing of the underlying shares.  Under these circumstances, the payment at maturity will be less than 100% of the stated principal amount and could be zero.

March 2026Page 5

BofA Finance LLC

Jump Securities with Auto-Callable Feature Based on the Worst Performing of the State Street® SPDR® S&P® Biotech ETF, the State Street® Financial Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due March 25, 2032

Principal at Risk Securities

Hypothetical Examples

The following table illustrates how the amount payable per security will be calculated if the determination closing price of each of the underlying shares is greater than or equal to its respective call threshold price on one of the determination dates prior to the final determination date. Figures below have been rounded for ease of analysis. All payments on the securities are subject to issuer and guarantor credit risk.

Investors in the securities will not receive any dividends on the stocks that constitute the underlying shares. The examples below do not show any effect of lost dividend yield over the term of the securities.

If the first determination date on which the determination closing price of each of the underlying shares is greater than or equal to its respective call threshold price is the . . .	. . . then you will receive the following payment per security upon automatic early redemption*:
1st determination date:	$1,000 + applicable premium = $1,000 + $168.500 = $1,168.500
2nd determination date:	$1,000 + applicable premium = $1,000 + $210.625 = $1,210.625
3rd determination date:	$1,000 + applicable premium = $1,000 + $252.750 = $1,252.750
4th determination date:	$1,000 + applicable premium = $1,000 + $294.875 = $1,294.875
5th determination date:	$1,000 + applicable premium = $1,000 + $337.000 = $1,337.000
6th determination date:	$1,000 + applicable premium = $1,000 + $379.125 = $1,379.125
7th determination date:	$1,000 + applicable premium = $1,000 + $421.250 = $1,421.250
8th determination date:	$1,000 + applicable premium = $1,000 + $463.375 = $1,463.375
9th determination date:	$1,000 + applicable premium = $1,000 + $505.500 = $1,505.500
10th determination date:	$1,000 + applicable premium = $1,000 + $547.625 = $1,547.625
11th determination date:	$1,000 + applicable premium = $1,000 + $589.750 = $1,589.750
12th determination date:	$1,000 + applicable premium = $1,000 + $631.875 = $1,631.875
13th determination date:	$1,000 + applicable premium = $1,000 + $674.000 = $1,674.000
14th determination date:	$1,000 + applicable premium = $1,000 + $716.125 = $1,716.125
15th determination date:	$1,000 + applicable premium = $1,000 + $758.250 = $1,758.250
16th determination date:	$1,000 + applicable premium = $1,000 + $800.375 = $1,800.375
17th determination date:	$1,000 + applicable premium = $1,000 + $842.500 = $1,842.500
18th determination date:	$1,000 + applicable premium = $1,000 + $884.625 = $1,884.625
19th determination date:	$1,000 + applicable premium = $1,000 + $926.750 = $1,926.750
20th determination date:	$1,000 + applicable premium = $1,000 + $968.875 = $1,968.875

*The actual Early Redemption Payments will be set on the pricing date.

Even if, on any determination date prior to the final determination date, the determination closing price of one of the underlying shares is greater than or equal to its respective call threshold price, if the determination closing price of another of the underlying shares is less than its respective call threshold price, you will not receive the premium indicated above following that determination date. In order to receive the premium indicated above, the determination closing price of each of the underlying shares must be greater than or equal to its respective call threshold price on the applicable determination date.

Early Redemption

The examples below illustrate how the amount payable per security on the applicable early redemption date, if any, will be determined based upon the determination closing prices of each of the underlying shares on the determination dates prior to the final determination date. The examples are based on the hypothetical values indicated in the following paragraph and do not reflect the actual initial share prices of any of the underlying shares or their respective call threshold prices. The actual initial share prices and call threshold prices will be determined on the pricing date. We have used these hypothetical values, rather than actual values, to simplify calculations and aid understanding of how the securities work. However, you should understand that the actual payments on the securities will be calculated based on the actual initial share price of each of the underlying shares, and not the hypothetical values indicated below. For ease of analysis, figures below may have been rounded.

March 2026Page 6

BofA Finance LLC

Jump Securities with Auto-Callable Feature Based on the Worst Performing of the State Street® SPDR® S&P® Biotech ETF, the State Street® Financial Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due March 25, 2032

Principal at Risk Securities

The examples are based on, for each of the underlying shares, a hypothetical initial share price of 100.00, a hypothetical call threshold price of 100.00 and the hypothetical determination closing prices indicated below. Whether the securities are redeemed prior to maturity and your actual early redemption payment, if any, will depend on the actual determination closing prices of each of the underlying shares on the determination dates.

Example 1—The securities are not redeemed following the first determination date. On the first determination date, the hypothetical determination closing price of the State Street® Financial Select Sector SPDR® ETF is 110.00 (a 10% increase from its hypothetical initial share price), the hypothetical determination closing price of the State Street® SPDR® S&P® Biotech ETF is 80.00 (a 20% decrease from its hypothetical initial share price) and the hypothetical determination closing price of the State Street® Technology Select Sector SPDR® ETF is 110.00 (a 10% increase from its hypothetical initial share price).

In this scenario, even though the determination closing price of each of the State Street® Financial Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF on the first determination date is at or above its respective call threshold price, the determination closing price of the State Street® SPDR® S&P® Biotech ETF is below its respective call threshold price. Therefore, the securities are not redeemed.

Example 2—The securities are redeemed following the second determination date. On the first determination date, the hypothetical determination closing price of the State Street® Financial Select Sector SPDR® ETF is 120.00 (a 20% increase from its hypothetical initial share price), the hypothetical determination closing price of the State Street® SPDR® S&P® Biotech ETF is 80.00 (a 20% decrease from its hypothetical initial share price) and the hypothetical determination closing price of the State Street® Technology Select Sector SPDR® ETF is 110.00 (a 10% increase from its hypothetical initial share price). Therefore, the securities are not redeemed following the first determination date.

On the second determination date, the hypothetical determination closing price of the State Street® Financial Select Sector SPDR® ETF is 110.00 (a 10% increase from its hypothetical initial share price), the hypothetical determination closing price of the State Street® SPDR® S&P® Biotech ETF is 120.00 (a 20% increase from its hypothetical initial share price) and the hypothetical determination closing price of the State Street® Technology Select Sector SPDR® ETF is 110.00 (a 10% increase from its hypothetical initial share price).

In this scenario, on the second determination date the hypothetical determination closing price of each of the underlying shares is at or above its respective call threshold price. Therefore, the securities are automatically redeemed on the second early redemption date. Investors will receive a payment of $1,210.625 per security on the related early redemption date. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation in any of the underlying shares.

Payment at Maturity

The examples below illustrate how the payment at maturity will be calculated if the securities are not automatically redeemed prior to maturity. The examples are based on the hypothetical values indicated in the following paragraph and do not reflect the actual initial share prices of any of the underlying shares or their applicable call threshold prices. The actual initial share prices and call threshold prices will be determined on the pricing date. We have used these hypothetical values, rather than actual values, to simplify calculations and aid understanding of how the securities work. However, you should understand that the actual payment at maturity on the securities will be calculated based on the actual initial share price and call threshold price of each of the underlying shares, and not the hypothetical values indicated below. For ease of analysis, figures below may have been rounded.

The examples are based on, for each of the underlying shares, a hypothetical initial share price of 100.00, a hypothetical call threshold price of 100.00 and the hypothetical final share prices indicated below. If the securities are not automatically redeemed prior to maturity, your actual payment at maturity will depend on the actual final share price of the worst performing of the underlying shares on the final determination date.

Example 1—Upside Scenario. The hypothetical final share price of the State Street® Financial Select Sector SPDR® ETF is 120.00 (a 20% increase from its hypothetical initial share price), the hypothetical final share price of the State Street® SPDR® S&P® Biotech ETF is 105.00 (a 5% increase from its hypothetical initial share price) and the hypothetical final share price of the State Street® Technology Select Sector SPDR® ETF is 110.00 (a 10% increase from its hypothetical initial share price).

In this scenario, because the final share price of each of the underlying shares on the final determination date is greater than its respective call threshold price, the payment at maturity per security would be calculated as follows:

Payment at maturity per security = $1,000 + the premium applicable to the final determination date
= $1,000 + $1,011.00
= $2,011.00

In this scenario, because the final share price of each of the underlying shares on the final determination date is greater than its respective call threshold price, you would be repaid the stated principal amount of $1,000 per security at maturity plus the premium applicable to the final determination date.

March 2026Page 7

BofA Finance LLC

Jump Securities with Auto-Callable Feature Based on the Worst Performing of the State Street® SPDR® S&P® Biotech ETF, the State Street® Financial Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due March 25, 2032

Principal at Risk Securities

Example 2—Downside Scenario. The hypothetical final share price of the State Street® Financial Select Sector SPDR® ETF is 105.00 (a 5% increase from its hypothetical initial share price), the hypothetical final share price of the State Street® SPDR® S&P® Biotech ETF is 40.00 (a 60% decrease from its hypothetical initial share price) and the hypothetical final share price of the State Street® Technology Select Sector SPDR® ETF is 80.00 (a 20% decrease from its hypothetical initial share price). Because the State Street® SPDR® S&P® Biotech ETF on the final determination date has the largest percentage decrease from its initial share price to its final share price in this example, the State Street® SPDR® S&P® Biotech ETF would be the worst performing of the underlying shares on the final determination date.

In this scenario, because the final share price of at least one of the underlying shares on the final determination date is less than its call threshold price, the payment at maturity per security would be calculated as follows:

Payment at maturity per security = $1,000 + ($1,000 × the share performance factor of the worst performing of the underlying shares on the final determination date)
= $1,000 + ($1,000 × -60%)
= $1,000 + -$600.00
= $400.00

In this scenario, the final share price of the worst performing of the underlying shares is less than its call threshold price. Accordingly, your payment at maturity in this scenario would reflect 1-to-1 downside exposure to the depreciation of the worst performing of the underlying shares from its initial share price to its final share price, and you would incur a significant loss on your investment.

March 2026Page 8

BofA Finance LLC

Jump Securities with Auto-Callable Feature Based on the Worst Performing of the State Street® SPDR® S&P® Biotech ETF, the State Street® Financial Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due March 25, 2032

Principal at Risk Securities

Risk Factors

Your investment in the securities entails significant risks, many of which differ from those of a conventional debt security. Your decision to purchase the securities should be made only after carefully considering the risks of an investment in the securities, including those discussed below, with your advisors in light of your particular circumstances. The securities are not an appropriate investment for you if you are not knowledgeable about significant elements of the securities or financial matters in general. You should carefully review the more detailed explanation of risks relating to the securities in the “Risk Factors” sections beginning on page PS-3 of the accompanying product supplement, page S-7 of the accompanying prospectus supplement and page 7 of the accompanying prospectus, each as identified on the cover page of this pricing supplement.

Structure-related Risks

●Your investment may result in a significant loss; there is no guaranteed return of principal. There is no fixed principal repayment amount on the securities at maturity. If the securities are not automatically called prior to maturity and the final share price of any of the underlying shares is less than its respective call threshold price, at maturity, your investment will be subject to 1:1 downside exposure to decreases in the value of the worst performing of the underlying shares and you will lose 1% of the principal amount for each 1% that the final share price of the worst performing of the underlying shares is less than its respective initial share price. In that case, you will lose a significant portion or all of your investment in the securities.

●Any positive investment return on the securities is limited. You will not participate in any increase in the price of any of the underlying shares. Any positive investment return is limited to the applicable early redemption payment or the maximum payment at maturity of at least $2,011.00 (set on the pricing date) per $1,000 in principal amount of securities, as applicable, if the determination closing price or final share price of each of the underlying shares, as applicable, is greater than or equal to its respective call threshold price on any determination date. In contrast, a direct investment in the underlying shares or the securities held by one or more of the underlying shares would allow you to receive the benefit of any appreciation in their values. Any return on the securities will not reflect the return you would realize if you actually owned those securities and received the dividends paid or distributions made on them. The return on the securities may be less than a comparable investment directly in the underlying shares or the securities held by or included in the underlying shares. There is no guarantee that the securities will be called or, if not called, redeemed at maturity for more than the principal amount, and it is possible that you will not receive any positive return on the securities.

●The securities do not bear interest. Unlike a conventional debt security, no interest payments will be paid over the term of the securities, regardless of the extent to which the determination closing price or final share price of any of the underlying shares exceeds its respective call threshold price.

●The securities are subject to potential early redemption, which would limit your ability to receive further payment on the securities. The securities are subject to a potential early redemption. The securities will be automatically called if, on any determination date prior to the final determination date, the determination closing price of each of the underlying shares is greater than or equal to its respective call threshold price. If the securities are early redeemed prior to the maturity date, you will be entitled to receive the applicable early redemption payment with respect to the applicable determination date and no further amounts will be payable following the early redemption. In this case, you will lose the opportunity to receive payment of any higher early redemption payment or payment at maturity that otherwise would be payable after the date of the early redemption. If the securities are redeemed prior to the maturity date, you may be unable to invest in other securities with a similar level of risk that could provide a return that is similar to the securities. However, under no circumstances will the securities be redeemed in the first year of the term of the securities.

●Your return on the securities may be less than the yield on a conventional debt security of comparable maturity. Any return that you receive on the securities may be less than the return you would earn if you purchased a conventional debt security with the same maturity date. As a result, your investment in the securities may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money.

●The early redemption payment or payment at maturity, as applicable, will not reflect changes in the prices of the underlying shares other than on the determination dates. The prices of the underlying shares during the term of the securities other than on the determination dates will not affect payments on the securities. Notwithstanding the foregoing, investors should generally be aware of the performance of the underlying shares while holding the securities, as the performance of the underlying shares may influence the market value of the securities. The calculation agent will determine whether the securities will be early redeemed and will calculate the early redemption payment or the payment at maturity, as applicable, by comparing only the initial share price or the call threshold price, as applicable, to the determination closing price or the final share price for each of the underlying shares. No other prices of the underlying shares will be taken into account. As a result, if the securities are not redeemed prior to maturity and the final share price of the worst performing of the underlying shares is less than its respective call threshold price, you will receive less than the principal amount at maturity even if the price of each of the underlying shares was above its respective call threshold price at certain times prior to the final determination date.

March 2026Page 9

BofA Finance LLC

Jump Securities with Auto-Callable Feature Based on the Worst Performing of the State Street® SPDR® S&P® Biotech ETF, the State Street® Financial Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due March 25, 2032

Principal at Risk Securities

●Because the securities are linked to the worst performing (and not the average performance) of the underlying shares, you may not receive any return on the securities and may lose a significant portion or all of your investment in the securities even if the determination closing price or final share price, as applicable, of one of the underlying shares is greater than or equal to its respective call threshold price. Your securities are linked to the worst performing of the underlying shares, and a change in the price of one of the underlying shares may not correlate with changes in the price of either of the other underlying shares. The securities are not linked to a basket composed of the underlying shares, where the depreciation in the price of one of the underlying shares could be offset to some extent by the appreciation in the price of either of the other underlying shares. In the case of the securities, the individual performance of each of the underlying shares would not be combined, and the depreciation in the price of one of the underlying shares would not be offset by any appreciation in the price of either of the other underlying shares. Even if the determination closing price of one of the underlying shares is at or above its respective call threshold price on a determination date, your securities will not be redeemed if the determination closing price of another of the underlying shares is below its respective call threshold price on that day. In addition, even if the final share price of one of the underlying shares is at or above its respective call threshold price, you will lose a significant portion or all of your investment in the securities if the final share price of the worst performing of the underlying shares is below its respective call threshold price.

●Any payments on the securities are subject to our credit risk and the credit risk of the guarantor, and any actual or perceived changes in our or the guarantor’s creditworthiness are expected to affect the value of, or any amounts payable on, the securities. The securities are our unsecured senior debt securities. Any payment on the securities will be fully and unconditionally guaranteed by the guarantor. The securities are not guaranteed by any entity other than the guarantor. As a result, your receipt of the early redemption payment or the payment at maturity, as applicable, will be dependent upon our ability and the ability of the guarantor to repay our respective obligations under the securities on the applicable early redemption date or the maturity date, regardless of the determination closing price or final share price, as applicable, of the the underlying shares as compared to their respective call threshold prices. No assurance can be given as to what our financial condition or the financial condition of the guarantor will be at any time after the pricing date of the securities. If we and the guarantor become unable to meet our respective financial obligations as they become due, you may not receive the amount(s) payable under the terms of the securities.

In addition, our credit ratings and the credit ratings of the guarantor are assessments by ratings agencies of our respective abilities to pay our obligations.  Consequently, our or the guarantor’s perceived creditworthiness and actual or anticipated decreases in our or the guarantor’s credit ratings or increases in the spread between the yield on our respective securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the maturity date may adversely affect the market value of the securities.  However, because your return on the securities depends upon factors in addition to our ability and the ability of the guarantor to pay our respective obligations, such as the values of the underlying shares, an improvement in our or the guarantor’s credit ratings will not reduce the other investment risks related to the securities.

●We are a finance subsidiary and, as such, have no independent assets, operations, or revenues. We are a finance subsidiary of the guarantor, have no operations other than those related to the issuance, administration and payment of our obligations under our debt securities that are guaranteed by the guarantor, and are dependent upon the guarantor and/or its other subsidiaries to meet our obligations under the securities in the ordinary course. Therefore, our ability to make payments on the securities may be limited.

Valuation- and Market-related Risks

●The price to public you pay for the securities will exceed their initial estimated value. The range of initial estimated values of the securities that is provided on the cover page of this pricing supplement, and the initial estimated value as of the pricing date that will be provided in the final pricing supplement, are each estimates only, determined as of a particular point in time by reference to our and our affiliates’ pricing models. These pricing models consider certain assumptions and variables, including our credit spreads and those of the guarantor, the guarantor’s internal funding rate, mid-market terms on hedging transactions, expectations on interest rates, dividends and volatility, price-sensitivity analysis, and the expected term of the securities.  These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. If you attempt to sell the securities prior to maturity, their market value may be lower than the price you paid for them and lower than their initial estimated value. This is due to, among other things, changes in the prices of the underlying shares, changes in the guarantor’s internal funding rate, and the inclusion in the price to public of the agent’s commissions and fees, if any, and the hedging related charges, all as further described in “Additional Information About the Securities—Structuring the securities” below. These factors, together with various credit, market and economic factors over the term of the securities, are expected to reduce the price at which you may be able to sell the securities in any secondary market and will affect the value of the securities in complex and unpredictable ways.

●The initial estimated value does not represent a minimum or maximum price at which we, BAC, BofAS or any of our other affiliates would be willing to purchase your securities in any secondary market (if any exists) at any time. The value of your securities at any time after issuance will vary based on many factors that cannot be predicted with accuracy, including the performance of the underlying shares, our and BAC’s creditworthiness and changes in market conditions.

●We cannot assure you that a trading market for your securities will ever develop or be maintained. We will not list the securities on any securities exchange. We cannot predict how the securities will trade in any secondary market or whether that market will be liquid or illiquid.

March 2026Page 10

BofA Finance LLC

Jump Securities with Auto-Callable Feature Based on the Worst Performing of the State Street® SPDR® S&P® Biotech ETF, the State Street® Financial Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due March 25, 2032

Principal at Risk Securities

Conflict-related Risks

●Trading and hedging activities by us, the guarantor and any of our other affiliates, including BofAS, may create conflicts of interest with you and may adversely affect your return on the securities and their market value. We, the guarantor or one or more of our other affiliates, including BofAS, may buy or sell the underlying shares or the securities held by or included in the underlying shares, or futures or options contracts or exchange traded instruments on the underlying shares or those securities, or other listed or over-the-counter derivative instruments whose value is derived from the underlying shares or those securities. While we, the guarantor or one or more of our other affiliates, including BofAS, may from time to time own the underlying shares or securities represented by the underlying shares, except to the extent that BAC’s common stock may be included in the underlying shares, we, the guarantor and our other affiliates, including BofAS, do not control any company included in the underlying shares, and have not verified any disclosure made by any other company. We, the guarantor or one or more of our other affiliates, including BofAS, may execute such purchases or sales for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the securities. These transactions may present a conflict of interest between your interest in the securities and the interests we, the guarantor and our other affiliates, including BofAS, may have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These transactions may adversely affect the prices of the underlying shares in a manner that could be adverse to your investment in the securities. On or before the pricing date, any purchases or sales by us, the guarantor or our other affiliates, including BofAS or others on our or their behalf (including those for the purpose of hedging some or all of our anticipated exposure in connection with the securities), may adversely affect the prices of the underlying shares. Consequently, the prices of the underlying shares may change subsequent to the pricing date, which may adversely affect the market value of the securities.

We, the guarantor or one or more of our other affiliates, including BofAS, also expect to engage in hedging activities that could adversely affect the prices of the underlying shares on the pricing date. In addition, these hedging activities, including the unwinding of a hedge, may decrease the market value of your securities prior to maturity, and may adversely affect the amounts to be paid on the securities. We, the guarantor or one or more of our other affiliates, including BofAS, may purchase or otherwise acquire a long or short position in the securities, the underlying shares or the securities represented by the underlying shares and may hold or resell the securities, the underlying shares or the securities represented by the underlying shares. For example, BofAS may enter into these transactions in connection with any market making activities in which it engages. We cannot assure you that these activities will not adversely affect the prices of the underlying shares, the market value of your securities prior to maturity or the amounts payable, if any, on the securities.

●There may be potential conflicts of interest involving the calculation agent, which is an affiliate of ours. We have the right to appoint and remove the calculation agent. One of our affiliates will be the calculation agent for the securities and, as such, will make a variety of determinations relating to the securities, including the amounts that will be paid on the securities. Under some circumstances, these duties could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent.

Underlying Shares-related Risks

●The stocks held by the XBI, the XLF and the XLK are concentrated in three sectors. The XBI, the XLF and the XLK hold securities issued by companies in the biotechnology sector, the financial sector and the technology sector, respectively. As a result, the stocks that will determine the performance of the securities are concentrated in three sectors. Although an investment in the securities will not give holders any ownership or other direct interests in the securities held by the underlying shares, the return on an investment in the securities will be subject to certain risks associated with a direct equity investment in companies in these sectors. Accordingly, by investing in the securities, you will not benefit from the diversification which could result from an investment linked to companies that operate in multiple sectors.

●Adverse conditions in the biotechnology sector may reduce your return on the securities. All of the stocks held by the XBI are issued by companies whose primary lines of business are directly associated with the biotechnology sector. The profitability of these companies is largely dependent on, among other things, demand for the companies’ products, regulatory influences on the biotechnology market (including healthcare reform and receipt of regulatory approvals and compliance with complex regulatory requirements), pricing and reimbursement from third party payors, continued innovation and successful development of new products, talent attraction and retention, maintaining intellectual property rights and industry competition. Any adverse developments affecting the biotechnology sector could adversely affect the price of the XBI and, in turn, the value of the securities.

●Adverse conditions in the financial sector may reduce your return on the securities. All of the stocks held by the XLF are issued by companies whose primary lines of business are directly associated with the financial sector. The profitability of these companies is largely dependent on the availability and cost of capital funds, and can fluctuate significantly, particularly when market interest rates change. Credit losses resulting from financial difficulties of these companies’ customers can negatively impact the sector. In addition, adverse international economic, business, or political developments, including with respect to the insurance sector, or to real estate and loans secured by real estate, could have a major effect on the price of the XLF. As a result of these factors, the value of the securities may be subject to greater volatility and be more adversely affected by economic, political, or regulatory events relating to the financial services sector.

●Economic conditions have adversely impacted the stock prices of many companies in the financial services sector. In recent years, international economic conditions have resulted, and may continue to result, in significant losses among many companies that operate in the financial services sector. These conditions have also resulted, and may continue to result, in a high degree of volatility in the stock prices of

March 2026Page 11

BofA Finance LLC

Jump Securities with Auto-Callable Feature Based on the Worst Performing of the State Street® SPDR® S&P® Biotech ETF, the State Street® Financial Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due March 25, 2032

Principal at Risk Securities

financial institutions, and substantial fluctuations in the profitability of these companies. Numerous financial services companies have experienced substantial decreases in the value of their assets, taken action to raise capital (including the issuance of debt or equity securities), or even ceased operations. Further, companies in the financial services sector have been subject to unprecedented government actions and regulation, which may limit the scope of their operations and, in turn, result in a decrease in value of these companies. Any of these factors may have an adverse impact on the performance of the XLF. As a result, the price of the XLF may be adversely affected by economic, political, or regulatory events affecting the financial services sector or one of the sub-sectors of the financial services sector. This in turn could adversely impact the market value of the securities and the payment on the securities.

●Adverse conditions in the technology sector may reduce your return on the securities. All of the stocks held by the XLK are issued by companies in the technology sector. Market or economic factors impacting technology companies and companies that rely heavily on technological advances could have a major effect on the value of the XLK’s investments. The prices of stocks of technology companies and companies that rely heavily on technology are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Stocks of technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Technology companies are heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel. Any of these factors may have an adverse effect on the return on the securities. Accordingly, by investing in the securities, you will not benefit from the diversification which could result from an investment linked to companies that operate in multiple sectors.

●The anti-dilution adjustments will be limited. The calculation agent may adjust the adjustment factor of any underlying shares and other terms of the securities to reflect certain actions by such underlying shares, as described in the section “Description of the Notes—Anti-Dilution and Discontinuance Adjustments Relating to ETFs” in the accompanying product supplement. The calculation agent will not be required to make an adjustment for every event that may affect any of the underlying shares and will have broad discretion to determine whether and to what extent an adjustment is required.

●The performance of each of the underlying shares may not correlate with the performance of its respective underlying index as well as the net asset value per share of such underlying shares, especially during periods of market volatility.  The performance of each of the underlying shares and that of its respective underlying index generally will vary due to, for example, transaction costs, management fees, certain corporate actions, and timing variances. Moreover, it is also possible that the performance of each of the underlying shares may not fully replicate or may, in certain circumstances, diverge significantly from the performance of its respective underlying index. This could be due to, for example, such underlying shares not holding all or substantially all of the underlying assets included in its underlying index and/or holding assets that are not included in its underlying index, the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments held by such underlying shares, differences in trading hours between such underlying shares (or the underlying assets held by such underlying shares) and its underlying index, or due to other circumstances. This variation in performance is called the “tracking error,” and, at times, the tracking error may be significant. In addition, because each of the underlying shares is traded on a securities exchange and is subject to market supply and investor demand, the market price of one share or unit of such underlying shares may differ from the net asset value per share of such underlying shares; such underlying shares may trade at, above, or below the net asset value per share. During periods of market volatility, securities held by such underlying shares may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of such underlying shares and the liquidity of such underlying shares may be adversely affected. Market volatility may also disrupt the ability of market participants to trade the underlying shares. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell the underlying shares. As a result, under these circumstances, the market value of such underlying shares may vary substantially from the net asset value per share of such underlying shares.

For the foregoing reasons, the performance of each of the underlying shares may not match the performance of its respective underlying index or its respective net asset value per share over the same period. Because of this variance, the return on the securities to the extent dependent on the performance of each of the underlying shares may not be the same as an investment directly in the securities included in its respective underlying index or the same as a debt security with a return linked to the performance of the underlying index.

●The publisher or the sponsor or investment advisor of each of the underlying shares may adjust such underlying shares in a way that affects its values, and the publisher or the sponsor or investment advisor has no obligation to consider your interests. The publisher or the sponsor or investment advisor of each of the underlying shares can add, delete, or substitute the components included in such underlying shares or make other methodological changes that could change its value. Any of these actions could adversely affect the value of your securities.

Tax-related Risks

●The U.S. federal income tax consequences of an investment in the securities are uncertain, and may be adverse to a holder of the securities. No statutory, judicial, or administrative authority directly addresses the characterization of the securities or securities similar to the securities for U.S. federal income tax purposes.  As a result, significant aspects of the U.S. federal income tax consequences of an investment in the securities are not certain. Under the terms of the securities, you will have agreed with us to treat the securities as single financial contracts, as described below under “Additional Information About the Securities—Tax considerations—General.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the securities, the timing and character of gain or

March 2026Page 12

BofA Finance LLC

Jump Securities with Auto-Callable Feature Based on the Worst Performing of the State Street® SPDR® S&P® Biotech ETF, the State Street® Financial Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due March 25, 2032

Principal at Risk Securities

loss with respect to the securities may differ. No ruling will be requested from the IRS with respect to the securities and no assurance can be given that the IRS will agree with the statements made in the section entitled “Additional Information About the Securities—Tax considerations.” You are urged to consult with your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the securities.

March 2026Page 13

BofA Finance LLC

Jump Securities with Auto-Callable Feature Based on the Worst Performing of the State Street® SPDR® S&P® Biotech ETF, the State Street® Financial Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due March 25, 2032

Principal at Risk Securities

Underlying Shares Summary

All disclosures contained in this pricing supplement regarding any of the underlying shares, including, without limitation, their make-up, method of calculation, and changes in their components, have been derived from publicly available sources. The information reflects the policies of, and is subject to change by, the investment advisor of the XBI, the investment advisor of the XLF and the investment advisor of the XLK (collectively, the “investment advisors”). The investment advisors, which license the copyright and all other rights to the underlying shares, have no obligation to continue to publish, and may discontinue publication of, the respective underlying shares. The consequences of the investment advisors discontinuing publication of the applicable underlying shares are discussed in “Description of the Notes — Anti-Dilution and Discontinuance Adjustments Relating to ETFs — Discontinuance of an ETF” in the accompanying product supplement. None of us, the guarantor, the calculation agent, or BofAS accepts any responsibility for the calculation, maintenance or publication of any of the underlying shares or any successor underlying shares. None of us, the guarantor, BofAS or any of our other affiliates makes any representation to you as to the future performance of any of the underlying shares. You should make your own investigation into each of the underlying shares.

State Street® SPDR® S&P® Biotech ETF

The shares of the XBI are issued by SPDR® Series Trust, a registered investment company. The XBI seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P® Biotechnology Select Industry® Index, its underlying index. The S&P® Biotechnology Select Industry® Index represents the biotechnology sub-industry portion of the Standard & Poor’s  Total Market Index, an index that measures the performance of the U.S. equity market. The XBI is composed of companies that are in the biotechnology sector. The State Street® SPDR® S&P® Biotech ETF trades on NYSE Arca under the ticker symbol “XBI.”

Information as of market close on March 13, 2026:

Bloomberg Ticker Symbol:	XBI UP
Current Share Price:	$121.83
52 Weeks Ago:	$87.13
52 Week High (on January 22, 2026):	$131.57
52 Week Low (on April 8, 2025):	$69.80

For additional historical information, see “State Street® SPDR® S&P® Biotech ETF Historical Performance” below. For additional information about the State Street® SPDR® S&P® Biotech ETF, see the information set forth in “Annex A—The State Street® SPDR® S&P® Biotech ETF” below.

The State Street® Financial Select Sector SPDR® ETF

The shares of the XLF are issued by Select Sector SPDR® Trust, a registered investment company. The XLF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Financial Select Sector Index, its underlying index. The XLF measures the performance of the financial sector of the U.S. equity market. The Financial Select Sector Index is composed of equity securities of companies in the diversified financial services; insurance; banks; capital markets; mortgage real estate investment trusts (“REITs”); consumer finance; and thrifts and mortgage finance industries. The shares of the State Street® Financial Select Sector SPDR® ETF trade on the NYSE Arca under the ticker symbol “XLF.”

Information as of market close on March 13, 2026:

Bloomberg Ticker Symbol:	XLF UP
Current Share Price:	$48.89
52 Weeks Ago:	$48.52
52 Week High (on January 6, 2026):	$56.40
52 Week Low (on April 8, 2025):	$43.92

For additional historical information, see “The State Street® Financial Select Sector SPDR® ETF Historical Performance” below. For additional information about the State Street® Financial Select Sector SPDR® ETF, see the information set forth in “Annex B— The State Street® Financial Select Sector SPDR® ETF ” below.

March 2026Page 14

BofA Finance LLC

Jump Securities with Auto-Callable Feature Based on the Worst Performing of the State Street® SPDR® S&P® Biotech ETF, the State Street® Financial Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due March 25, 2032

Principal at Risk Securities

State Street® Technology Select Sector SPDR® ETF

The shares of the XLK are issued by Select Sector SPDR® Trust, a registered investment company. The XLK seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Technology Select Sector Index. The XLK measures the performance of the technology and telecom sector of the U.S. equity market. The XLK is composed of equity securities of companies from technology hardware, storage, and peripherals; software; diversified telecommunication services; communications equipment; semiconductors and semiconductor equipment; internet software and services; IT services; electronic equipment, instruments and components; and wireless telecommunication services. The State Street® Technology Select Sector SPDR® ETF trades on the NYSE Arca under the ticker symbol “XLK.”

Information as of market close on March 13, 2026:

Bloomberg Ticker Symbol:	XLK UP
Current Share Price:	$136.80
52 Weeks Ago:	$106.97
52 Week High (on October 29, 2025):	$152.06
52 Week Low (on April 8, 2025):	$89.86

For additional historical information, see “State Street® Technology Select Sector SPDR® ETF Historical Performance” below. For additional information about the State Street® Technology Select Sector SPDR® ETF, see the information set forth in “Annex C—The State Street® Technology Select Sector SPDR® ETF” below.

March 2026Page 15

BofA Finance LLC

Jump Securities with Auto-Callable Feature Based on the Worst Performing of the State Street® SPDR® S&P® Biotech ETF, the State Street® Financial Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due March 25, 2032

Principal at Risk Securities

State Street® SPDR® S&P® Biotech ETF Historical Performance

The closing price of the XBI on March 13, 2026 was $121.83. The following graph sets forth the daily closing prices of the XBI for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The XBI has at times experienced periods of high volatility. The historical performance of the XBI should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the XBI at any time.

XBI Daily Closing Prices January 2, 2021 to March 13, 2026

*The solid line in the graph indicates the hypothetical call threshold price, which is 100% of the hypothetical initial share price on March 13, 2026.

This document relates only to the securities referenced hereby and does not relate to the XBI. We have derived all disclosures contained in this document regarding the XBI from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the XBI. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the XBI is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XBI (and therefore the closing price of the XBI on the day on which the initial share price is determined) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the XBI could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XBI.

We and/or our affiliates may presently or from time to time engage in business with SSGA Funds Management, Inc. (“SSGA”). In the course of such business, we and/or our affiliates may acquire non-public information with respect to the underlying shares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlying shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. You should undertake an independent investigation of the underlying shares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlying shares.

The securities are not sponsored, endorsed, sold, or promoted by SSGA. SSGA makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. SSGA has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

March 2026Page 16

BofA Finance LLC

Jump Securities with Auto-Callable Feature Based on the Worst Performing of the State Street® SPDR® S&P® Biotech ETF, the State Street® Financial Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due March 25, 2032

Principal at Risk Securities

The State Street® Financial Select Sector SPDR® ETF Historical Performance

The closing price of the XLF on March 13, 2026 was $48.89. The following graph sets forth the daily closing prices of the XLF for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The XLF has at times experienced periods of high volatility. The historical performance of the XLF should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the XLF at any time.

XLF Daily Closing Prices January 2, 2021 to March 13, 2026

*The solid line in the graph indicates the hypothetical call threshold price, which is 100% of the hypothetical initial share price on March 13, 2026.

This document relates only to the securities referenced hereby and does not relate to the XLF. We have derived all disclosures contained in this document regarding the XLF from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the XLF. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the XLF is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLF (and therefore the closing price of the XLF on the day on which the initial share price is determined) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the XLF could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLF.

We and/or our affiliates may presently or from time to time engage in business with SSGA. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the underlying shares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlying shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. You should undertake an independent investigation of the underlying shares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlying shares.

The securities are not sponsored, endorsed, sold, or promoted by SSGA. SSGA makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. SSGA has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

March 2026Page 17

BofA Finance LLC

Jump Securities with Auto-Callable Feature Based on the Worst Performing of the State Street® SPDR® S&P® Biotech ETF, the State Street® Financial Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due March 25, 2032

Principal at Risk Securities

State Street® Technology Select Sector SPDR® ETF Historical Performance

The closing price of the XLK on March 13, 2026 was $136.80. The following graph sets forth the daily closing prices of the XLK for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The XLK has at times experienced periods of high volatility. The historical performance of the XLK should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the XLK at any time.

XLK Daily Closing Prices January 2, 2021 to March 13, 2026

*The solid line in the graph indicates the hypothetical call threshold price, which is 100% of the hypothetical initial share price on March 13, 2026.

This document relates only to the securities referenced hereby and does not relate to the XLK. We have derived all disclosures contained in this document regarding the XLK from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the XLK. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the XLK is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLK (and therefore the closing price of the XLK on the day on which the initial share price is determined) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the XLK could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLK.

We and/or our affiliates may presently or from time to time engage in business with SSGA. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the underlying shares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlying shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. You should undertake an independent investigation of the underlying shares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlying shares.

The securities are not sponsored, endorsed, sold, or promoted by SSGA. SSGA makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. SSGA has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

March 2026Page 18

BofA Finance LLC

Jump Securities with Auto-Callable Feature Based on the Worst Performing of the State Street® SPDR® S&P® Biotech ETF, the State Street® Financial Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due March 25, 2032

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, prospectus supplement, or prospectus, the terms described herein shall control.
Denominations:	The securities will be issued in minimum denominations of $1,000 and whole multiples of $1,000 in excess thereof.
Calculation agent:	BofAS, an affiliate of BofA Finance.
Events of default and acceleration:

If an event of default, as defined in the senior indenture relating to the securities and in the section entitled “Description of Debt Securities of BofA Finance LLC—Events of Default and Rights of Acceleration” on page 51 of the accompanying prospectus, with respect to the securities occurs and is continuing, the amount payable to a holder of the securities upon any acceleration permitted under the senior indenture will be equal to the amount described under the caption “Payment at Maturity” above, calculated as though the date of acceleration were the maturity date of the securities and as though the final determination date were the third index business day prior to the date of acceleration; provided that, if the event of default occurs on or prior to the final determination date (i.e., not during the period from after that final determination date to the original maturity date of the securities), then the payment on the securities will be determined as described above under the caption “—Automatic Call,” calculated as if the next scheduled determination date were three trading days prior to the date of acceleration, and in such a case, the calculation agent shall pro-rate the applicable early redemption payment according to the period of time elapsed between the issue date of the securities and the date of acceleration. In case of a default in the payment of the securities, whether at their maturity or upon acceleration, the securities will not bear a default interest rate.

March 2026Page 19

BofA Finance LLC

Jump Securities with Auto-Callable Feature Based on the Worst Performing of the State Street® SPDR® S&P® Biotech ETF, the State Street® Financial Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due March 25, 2032

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Tax considerations:

The following summary of the material U.S. federal income and estate tax considerations of the acquisition, ownership, and disposition of the securities supplements, and to the extent inconsistent supersedes, the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus and is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder.

Although the securities are issued by us, they will be treated as if they were issued by BAC for U.S. federal income tax purposes. Accordingly throughout this tax discussion, references to “we,” “our” or “us” are generally to BAC unless the context requires otherwise.

This summary is directed solely to U.S. Holders and Non-U.S. Holders (each, as defined in the accompanying prospectus) that, except as otherwise specifically noted, will purchase the securities upon original issuance and will hold the securities as capital assets within the meaning of Section 1221 of the Code, which generally means property held for investment, and that are not excluded from the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

General

Although there is no statutory, judicial, or administrative authority directly addressing the characterization of the securities, we intend to treat the securities for all tax purposes as single financial contracts with respect to the underlying shares and under the terms of the securities, we and every investor in the securities agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat the securities in accordance with such characterization.  In the opinion of our counsel, Sidley Austin LLP, it is reasonable to treat the securities as single financial contracts with respect to the underlying shares. This discussion assumes that the securities constitute single financial contracts with respect to the underlying shares for U.S. federal income tax purposes.  If the securities did not constitute single financial contracts, the tax consequences described below would be materially different.

This characterization of the securities is not binding on the IRS or the courts.  No statutory, judicial, or administrative authority directly addresses the characterization of the securities or any similar instruments for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment.  Due to the absence of authorities on point, significant aspects of the U.S. federal income tax consequences of an investment in the securities are not certain, and no assurance can be given that the IRS or any court will agree with the characterization and tax treatment described in this pricing supplement.  Accordingly, you are urged to consult your tax advisor regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative characterizations.

Unless otherwise stated, the following discussion is based on the characterization described above.  The discussion in this section assumes that there is a significant possibility of a significant loss of principal on an investment in the securities.

We will not attempt to ascertain whether any issuer of the underlying shares would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Code, or a United States real property holding corporation, within the meaning of Section 897(c) of the Code. If any issuer of the underlying shares were so treated, certain adverse U.S.

March 2026Page 20

BofA Finance LLC

Jump Securities with Auto-Callable Feature Based on the Worst Performing of the State Street® SPDR® S&P® Biotech ETF, the State Street® Financial Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due March 25, 2032

Principal at Risk Securities

Additional Information:

federal income tax consequences could possibly apply to a holder of the securities. You should refer to information filed with the SEC by the issuers of the underlying shares and consult your tax advisor regarding the possible consequences to you, if any, if any issuer of the underlying shares is or becomes a PFIC or is or becomes a United States real property holding corporation.

U.S. Holders

Upon receipt of a cash payment at maturity or upon a sale, exchange, or redemption of the securities prior to maturity, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities.  A U.S. Holder’s tax basis in the securities will equal the amount paid by that holder to acquire them. Subject to the discussion below concerning the possible application of the “constructive ownership” rules of Section 1260 of the Code, this capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder held the securities for more than one year. The deductibility of capital losses is subject to limitations.

Possible Application of Section 1260 of the Code. Since the underlying shares are the type of financial assets described under Section 1260 of the Code (including, among others, any equity interest in pass-through entities such as exchange traded funds, regulated investment companies, real estate investment trusts, partnerships, and passive foreign investment companies, each a “Section 1260 Financial Asset”), while the matter is not entirely clear, there may exist a risk that an investment in the securities will be treated, in whole or in part, as a “constructive ownership transaction” to which Section 1260 of the Code applies. If Section 1260 of the Code applies, all or a portion of any long-term capital gain recognized by a U.S. Holder in respect of the securities will be recharacterized as ordinary income (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. Holder in taxable years prior to the taxable year of the sale, exchange, redemption, or settlement (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale, exchange, redemption, or settlement).

If an investment in the securities is treated as a constructive ownership transaction, it is not clear to what extent any long-term capital gain of a U.S. Holder in respect of the securities will be recharacterized as ordinary income. It is possible, for example, that the amount of the Excess Gain (if any) that would be recharacterized as ordinary income in respect of the securities will equal the excess of (i) any long-term capital gain recognized by the U.S. Holder in respect of the securities and attributable to Section 1260 Financial Assets, over (ii) the “net underlying long-term capital gain” (as defined in Section 1260 of the Code) such U.S. Holder would have had if such U.S. Holder had acquired an amount of the corresponding Section 1260 Financial Assets at fair market value on the original issue date for an amount equal to the portion of the issue price of the securities attributable to the corresponding Section 1260 Financial Assets and sold such amount of Section 1260 Financial Assets at maturity or upon sale, exchange or redemption of the securities at fair market value. Unless otherwise established by clear and convincing evidence, the net underlying long-term capital gain is treated as zero and therefore it is possible that all long-term capital gain recognized by a U.S. Holder in respect of the securities will be recharacterized as ordinary income if Section 1260 of the Code applies to an investment in the securities. U.S. Holders should consult their tax advisors regarding the potential application of Section 1260 of the Code to an investment in the securities.

As described below, the IRS, as indicated in Notice 2008-2 (the “Notice”), is considering whether Section 1260 of the Code generally applies or should apply to the securities, including in situations where the underlying shares are not the type of financial asset described under Section 1260 of the Code.

Alternative Tax Treatments. Due to the absence of authorities that directly address the proper tax treatment of the securities, prospective investors are urged to consult their tax advisors regarding all possible alternative tax treatments of an investment in the securities.  In particular, the IRS could seek to subject the securities to the Treasury regulations governing contingent payment debt instruments.  If the IRS were successful in that regard, the timing and character of income on the securities would be affected significantly. Among other things, a U.S. Holder would be required to accrue original issue discount every year at a “comparable yield” determined at the time of issuance. In addition, any gain realized by a U.S. Holder at maturity or upon a sale, exchange, or redemption of the securities generally would be treated as ordinary income, and any loss realized at

March 2026Page 21

BofA Finance LLC

Jump Securities with Auto-Callable Feature Based on the Worst Performing of the State Street® SPDR® S&P® Biotech ETF, the State Street® Financial Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due March 25, 2032

Principal at Risk Securities

Additional Information:

maturity or upon a sale, exchange, or redemption of the securities generally would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter.

The Notice sought comments from the public on the taxation of financial instruments currently taxed as “prepaid forward contracts.”  This Notice addresses instruments such as the securities.  According to the Notice, the IRS and Treasury are considering whether a holder of an instrument such as the securities should be required to accrue ordinary income on a current basis, regardless of whether any payments are made prior to maturity.  It is not possible to determine what guidance the IRS and Treasury will ultimately issue, if any.  Any such future guidance may affect the amount, timing and character of income, gain, or loss in respect of the securities, possibly with retroactive effect.

The IRS and Treasury are also considering additional issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, whether Section 1260 of the Code, concerning certain “constructive ownership transactions,” generally applies or should generally apply to such instruments, and whether any of these determinations depend on the nature of the underlying asset.

In addition, proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain notional principal contracts. The preamble to the regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already in existence. While the proposed regulations do not apply to prepaid forward contracts, the preamble to the proposed regulations expresses the view that similar timing issues exist in the case of prepaid forward contracts. If the IRS or Treasury publishes future guidance requiring current economic accrual for contingent payments on prepaid forward contracts, it is possible that you could be required to accrue income over the term of the securities.

Because of the absence of authority regarding the appropriate tax characterization of the securities, it is also possible that the IRS could seek to characterize the securities in a manner that results in tax consequences that are different from those described above. For example, the IRS could possibly assert that any gain or loss that a holder may recognize at maturity or upon the sale, exchange, or redemption of the securities should be treated as ordinary gain or loss.

Non-U.S. Holders

Except as discussed below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax for amounts paid in respect of the securities provided that the Non-U.S. Holder complies with applicable certification requirements and that the payment is not effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business. Notwithstanding the foregoing, gain from the sale, exchange, or redemption of the securities or their settlement at maturity may be subject to U.S. federal income tax if that Non-U.S. Holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of the sale, exchange, redemption, or settlement and certain other conditions are satisfied.

If a Non-U.S. Holder of the securities is engaged in the conduct of a trade or business within the U.S. and if any gain realized on the settlement at maturity, or upon sale, exchange, or redemption of the securities, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.), the Non-U.S. Holder, although exempt from U.S. federal withholding tax, generally will be subject to U.S. federal income tax on such gain on a net income basis in the same manner as if it were a U.S. Holder.  Such Non-U.S. Holders should read the material under the heading “—U.S. Holders,” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of the securities.  In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by any applicable tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments.

March 2026Page 22

BofA Finance LLC

Jump Securities with Auto-Callable Feature Based on the Worst Performing of the State Street® SPDR® S&P® Biotech ETF, the State Street® Financial Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due March 25, 2032

Principal at Risk Securities

Additional Information:

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a Non-U.S. Holder.  Under Treasury regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, IRS guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2027. Based on our determination that the securities are not delta-one instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. However, it is possible that the securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the underlying shares or the securities, and following such occurrence the securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. Holders that enter, or have entered, into other transactions in respect of the underlying shares or the securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

As discussed above, alternative characterizations of the securities for U.S. federal income tax purposes are possible.  Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to the securities to become subject to withholding tax, tax will be withheld at the applicable statutory rate. As discussed above, the IRS has indicated in the Notice that it is considering whether income in respect of instruments such as the securities should be subject to withholding tax. Prospective Non-U.S. Holders should consult their own tax advisors regarding the tax consequences of such alternative characterizations.

U.S. Federal Estate Tax. Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a security is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in a security.

Backup Withholding and Information Reporting

Please see the discussion under “U.S. Federal Income Tax Considerations — General — Backup Withholding and Information Reporting” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on the securities.

Structuring the securities:

The securities are our debt securities, the return on which is linked to the performance of the underlying shares. The related guarantee is BAC’s obligation. As is the case for all of our and BAC’s respective debt securities, including our market-linked notes, the economic terms of the securities reflect our and BAC’s actual or perceived creditworthiness at the time of pricing. In addition, because market-linked notes result in increased operational, funding and liability management costs to us and BAC, BAC typically borrows the funds under these types of notes at a rate, which we refer to in this pricing supplement as BAC’s internal funding rate, that is more favorable to BAC than the rate that it might pay for a conventional fixed or floating rate debt security. This generally relatively lower internal funding rate, which is reflected in the economic terms of the securities, along with the fees and charges associated with market-linked notes, typically results in the initial estimated value of the securities on the pricing date being less than their price to public.

The initial estimated value range of the securities is set forth on the cover page of this pricing supplement. The final pricing supplement will set forth the initial estimated value of the securities as of the pricing date.

In order to meet our payment obligations on the securities, at the time we issue the securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with BofAS or one of our other

March 2026Page 23

BofA Finance LLC

Jump Securities with Auto-Callable Feature Based on the Worst Performing of the State Street® SPDR® S&P® Biotech ETF, the State Street® Financial Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due March 25, 2032

Principal at Risk Securities

Additional Information:

affiliates. The terms of these hedging arrangements are determined based upon terms provided by BofAS and its affiliates, and take into account a number of factors, including our and BAC’s creditworthiness, interest rate movements, the volatility of the underlying shares, the tenor of the securities and the hedging arrangements. The economic terms of the securities and their initial estimated value depend in part on the terms of these hedging arrangements.

BofAS has advised us that the hedging arrangements will include hedging related charges, reflecting the costs associated with, and our affiliates’ profit earned from, these hedging arrangements. Since hedging entails risk and may be influenced by unpredictable market forces, actual profits or losses from these hedging transactions may be more or less than any expected amounts.

For further information, see “Risk Factors” beginning on page 9 above and “Supplemental Use of Proceeds” on page PS-15 of the accompanying product supplement.

Supplement to the plan of distribution; role of BofAS and conflicts of interest:

BofAS, a broker-dealer affiliate of ours, is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and will participate as agent in the distribution of the securities. Accordingly, the offering of the securities will conform to the requirements of FINRA Rule 5121. BofAS may not make sales in this offering to any of its discretionary accounts without the prior written approval of the account holder.

We expect to deliver the securities against payment therefor in New York, New York on a date that is greater than one business day following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, if the initial settlement of the securities occurs more than one business day from the pricing date, purchasers who wish to trade the securities more than one business day prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Under our distribution agreement with BofAS, BofAS will purchase the securities from us as principal at the public offering price indicated on the cover of this pricing supplement, less the indicated underwriting discount, if any. BofAS will sell the securities to other broker-dealers that will participate in the offering and that are not affiliated with us, at an agreed discount to the principal amount. Each of those broker-dealers may sell the securities to one or more additional broker-dealers. BofAS has informed us that these discounts may vary from dealer to dealer and that not all dealers will purchase or repurchase the securities at the same discount. Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and its financial advisors will collectively receive from the agent, BofAS, a fixed sales commission for each security they sell, and Morgan Stanley Wealth Management will receive a structuring fee for each security, in each case as specified on the cover page of this document. The costs included in the original issue price of the securities will include a fee paid by BofAS to LFT Securities, LLC, an entity in which an affiliate of BofAS and an affiliate of Morgan Stanley Wealth Management have ownership interests, for providing certain electronic platform services with respect to this offering.

BofAS and any of our other broker-dealer affiliates may use this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for offers and sales in secondary market transactions and market-making transactions in the securities. However, they are not obligated to engage in such secondary market transactions and/or market-making transactions. These broker-dealer affiliates may act as principal or agent in these transactions, and any such sales will be made at prices related to prevailing market conditions at the time of the sale.

At BofAS’s discretion, for a short, undetermined initial period after the issuance of the securities, BofAS may offer to buy the securities in the secondary market at a price that may exceed the initial estimated value of the securities. Any price offered by BofAS for the securities will be based on then-prevailing market conditions and other considerations, including the performance of the underlying shares and the remaining term of the securities. However, none of us, the guarantor, BofAS or any of our other affiliates is obligated to purchase your securities at any price or at any time, and we cannot assure you that any party will purchase your securities at a price that equals or exceeds the initial estimated value of the securities.

Any price that BofAS may pay to repurchase the securities will depend upon then prevailing market conditions, the creditworthiness of us and the guarantor, and transaction costs. At certain times, this price may be higher than or lower than the initial estimated value of the securities.

Sales Outside of the United States

The securities have not been approved for public sale in any jurisdiction outside of the United States.  There has been no registration or filing as to the securities with any regulatory, securities, banking, or local authority outside of the United States and no action has been taken by BofA Finance, BAC, BofAS or any other affiliate of BAC, to offer the securities in any jurisdiction other than the United States. As such, these securities are made available to investors outside of the United States only in jurisdictions where it is lawful to make such offer or sale and only under circumstances that will result in compliance with applicable laws and regulations, including private placement requirements.

Further, no offer or sale of the securities is permitted with regards to the following jurisdictions:

March 2026Page 24

BofA Finance LLC

Jump Securities with Auto-Callable Feature Based on the Worst Performing of the State Street® SPDR® S&P® Biotech ETF, the State Street® Financial Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due March 25, 2032

Principal at Risk Securities

Additional Information:

●Australia

●Barbados

●Belgium

●Crimea

●Cuba

●Curacao Sint Maarten

●Gibraltar

●Indonesia

●Iran

●Italy

●Kazakhstan

●Malaysia

●New Zealand

●North Korea

●Norway

●Russia

●Syria

European Economic Area and United Kingdom

None of this pricing supplement, the accompanying product supplement, the accompanying prospectus or the accompanying prospectus supplement is a prospectus for the purposes of the Prospectus Regulation (as defined below). This pricing supplement, the accompanying product supplement, the accompanying prospectus and the accompanying prospectus supplement have been prepared on the basis that any offer of securities in any Member State of the European Economic Area (the “EEA”) or in the United Kingdom (each, a “Relevant State”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“Qualified Investors”). Accordingly any person making or intending to make an offer in that Relevant State of securities which are the subject of the offering contemplated in this pricing supplement, the accompanying product supplement, the accompanying prospectus and the accompanying prospectus supplement may only do so with respect to Qualified Investors. Neither BofA Finance nor BAC has authorized, nor does it authorize, the making of any offer of securities other than to Qualified Investors. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS - The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes: (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the Insurance Distribution Directive) where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS - The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes: (a) a retail investor means a person who is neither: (i) a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom; nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (as may be amended from time to time); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the PRIIPs Regulation.

United Kingdom

The communication of this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the securities offered

March 2026Page 25

BofA Finance LLC

Jump Securities with Auto-Callable Feature Based on the Worst Performing of the State Street® SPDR® S&P® Biotech ETF, the State Street® Financial Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due March 25, 2032

Principal at Risk Securities

Additional Information:

hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the securities offered hereby are only available to, and any investment or investment activity to which this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement and the accompanying prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement or the accompanying prospectus or any of their contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the securities may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to BofA Finance, as issuer, or BAC, as guarantor.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the securities in, from or otherwise involving the United Kingdom.

Where you can find more information:

This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus have been filed as part of a registration statement with the SEC, which may, without cost, be accessed on the SEC website at www.sec.gov or obtained from BofAS by calling 1-800-294-1322. Before you invest, you should read this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for information about us, BAC and this offering. Any prior or contemporaneous oral statements and any other written materials you may have received are superseded by this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus. Certain terms used but not defined in this pricing supplement have the meanings set forth in the accompanying product supplement or prospectus supplement.

The terms and risks of the securities are contained in this pricing supplement and in the following related product supplement, prospectus supplement and prospectus, which can be accessed at the following links:

●Product Supplement EQUITY-1 dated December 8, 2025: https://www.sec.gov/Archives/edgar/data/70858/000119312525311320/d49145d424b2.htm

●Series A MTN prospectus supplement dated December 8, 2025 and prospectus dated December 8, 2025:

https://www.sec.gov/Archives/edgar/data/70858/000119312525310920/d51586d424b3.htm

Please note that, for purposes of this pricing supplement, references in the accompanying product supplement EQUITY-1 to “Underlying”, “Closing Market Price”, “ETF” and “Price Multiplier” shall be deemed to refer to “underlying shares”, “closing price”, “underlying shares” and “adjustment factor” respectively.

March 2026Page 26

BofA Finance LLC

Jump Securities with Auto-Callable Feature Based on the Worst Performing of the State Street® SPDR® S&P® Biotech ETF, the State Street® Financial Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due March 25, 2032

Principal at Risk Securities

Annex A—The State Street® SPDR® S&P® Biotech ETF

Investment Approach

The XBI utilizes a “replication” investment approach in attempting to track the performance of its Underlying Index. The XBI typically invests in substantially all of the securities which comprise the Underlying Index in approximately the same proportions as the Underlying Index. The XBI will normally invest at least 80% of its total assets in the common stocks that comprise the Underlying Index.

The S&P® Biotechnology Select Industry® Index

The S&P® Biotechnology Select Industry® Index (the “Underlying Index”) is an equal-weighted index that is designed to measure the performance of the biotechnology sub-industry portion of the Standard & Poor’s (“S&P”) Total Market Index (“S&P TMI”). The S&P TMI includes all U.S. common equities listed on the New York Stock Exchange (the “NYSE”) (including NYSE Arca), the NYSE American, the Nasdaq Global Select Market, and the Nasdaq Capital Market. Each of the component stocks in the Underlying Index is a constituent company within the biotechnology sub-industry portion of the S&P TMI.

To be eligible for inclusion in the Underlying Index, companies must be in the S&P TMI and must be included in the relevant Global Industry Classification Standard (GICS) sub-industry. The GICS was developed to establish a global standard for categorizing companies into sectors and industries. In addition to the above, companies must satisfy one of the two following combined size and liquidity criteria:

•float-adjusted market capitalization above US$500 million and float-adjusted liquidity ratio above 90%; or

•float-adjusted market capitalization above US$400 million and float-adjusted liquidity ratio above 150%.

All U.S. companies satisfying these requirements are included in the Underlying Index. The total number of companies in the Underlying Index should be at least 35. If there are fewer than 35 stocks, stocks from a supplementary list of highly correlated sub-industries that meet the market capitalization and liquidity thresholds above are included in order of their float-adjusted market capitalization to reach 35 constituents. Minimum market capitalization requirements may be relaxed to ensure there are at least 22 companies in the Underlying Index as of each rebalancing effective date.

Eligibility factors include:

•Market Capitalization: Float-adjusted market capitalization should be at least US$400 million for inclusion in the Underlying Index. Existing index components must have a float-adjusted market capitalization of US$300 million to remain in the Underlying Index at each rebalancing.

•Liquidity: The liquidity measurement used is a liquidity ratio, defined as dollar value traded over the previous 12-months divided by the float-adjusted market capitalization as of the Underlying Index rebalancing reference date. Stocks having a float-adjusted market capitalization above US$500 million must have a liquidity ratio greater than 90% to be eligible for addition to the Underlying Index. Stocks having a float-adjusted market capitalization between US$400 and US$500 million must have a liquidity ratio greater than 150% to be eligible for addition to the Underlying Index. Existing index constituents must have a liquidity ratio greater than 50% to remain in the Underlying Index at the quarterly rebalancing. The length of time to evaluate liquidity is reduced to the available trading period for IPOs or spin-offs that do not have 12 months of trading history.

•Takeover Restrictions: At the discretion of S&P, constituents with shareholder ownership restrictions defined in company bylaws may be deemed ineligible for inclusion in the Underlying Index. Ownership restrictions preventing entities from replicating the index weight of a company may be excluded from the eligible universe or removed from the Underlying Index.

•Turnover: S&P believes turnover in index membership should be avoided when possible. At times, a company may appear to temporarily violate one or more of the addition criteria. However, the addition criteria are for addition to the Underlying Index, not for continued membership. As a result, an index constituent that appears to violate the criteria for addition to the Underlying Index will not be deleted unless ongoing conditions warrant a change in the composition of the Underlying Index.

March 2026Page 27

BofA Finance LLC

Jump Securities with Auto-Callable Feature Based on the Worst Performing of the State Street® SPDR® S&P® Biotech ETF, the State Street® Financial Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due March 25, 2032

Principal at Risk Securities

Computation of the Underlying Index

The Underlying Index is calculated as the Underlying Index market value divided by the divisor. In an equal-weighted index like the Underlying Index, the market capitalization of each stock used in the calculation of the index market value is redefined so that each stock has an equal weight in the index on each rebalancing date. The adjusted market capitalization for each stock in the index is calculated as the product of the stock price, the number of shares outstanding, the stock’s float factor and the adjustment factor.

A stock’s float factor refers to the number of shares outstanding that are available to investors. S&P indices exclude shares closely held by control groups from the Underlying Index calculation because such shares are not available to investors. For each stock, S&P calculates an Investable Weight Factor (IWF) which is the percentage of total shares outstanding that are included in the Underlying Index calculation.

The adjustment factor for each stock is assigned at each rebalancing date and is calculated by dividing a specific constant set for the purpose of deriving the adjustment factor (often referred to as modified index shares) by the number of stocks in the Underlying Index multiplied by the float adjusted market value of such stock on such rebalancing date.

Adjustments are also made to ensure that no stock in the Underlying Index will have a weight that exceeds the value that can be traded in a single day for a theoretical portfolio of $2 billion. Theoretical portfolio values are reviewed annually and any updates are made at the discretion of the Underlying Index committee, as defined below. The maximum Basket liquidity weight for each stock in the Underlying Index will be calculated using the ratio of its three-month median daily value traded to the theoretical portfolio value of $2 billion. Each stock’s weight in the Underlying Index is then compared to its maximum Basket liquidity weight and is set to the lesser of (1) its maximum Basket liquidity weight or (2) its initial equal weight. All excess weight is redistributed across the Underlying Index to the uncapped stocks. If necessary, a final adjustment is made to ensure that no stock in the Underlying Index has a weight greater than 4.5%. No further adjustments are made if the latter step would force the weight of those stocks limited to their maximum Basket liquidity weight to exceed that weight. If the Underlying Index contains exactly 22 stocks as of the rebalancing effective date, the Underlying Index will be equally weighted without Basket liquidity constraints.

If a company has more than one share class line in the S&P Total Market Index, such company will be represented once by the designated listing (generally the share class with both (i) the highest one-year trading liquidity as defined by median daily value traded and (ii) the largest float-adjusted market capitalization). S&P reviews designated listings on an annual basis and any changes are implemented after the close of the third Friday in September. The last trading day in July is used as the reference date for the liquidity and market capitalization data in such determination. Once a listed share class line is added to the Underlying Index, it may be retained in the Underlying Index even though it may appear to violate certain constituent addition criteria. For companies that issue a second publicly traded share class to Underlying Index share class holders, the newly issued share class line will be considered for inclusion if the event is mandatory and the market capitalization of the distributed class is not considered to be de minimis.

The Underlying Index is calculated by using the divisor methodology used in all S&P equity indices. The initial divisor was set to have a base value of 1,000 on June 20, 2003. The Underlying Index level is the Underlying Index market value divided by the Underlying Index divisor. In order to maintain Underlying Index series continuity, it is also necessary to adjust the divisor at each rebalancing. Therefore, the divisor (after rebalancing) equals the Underlying Index market value (after rebalancing) divided by the Underlying Index value before rebalancing. The divisor keeps the Underlying Index comparable over time and is one manipulation point for adjustments to the Underlying Index, which we refer to as maintenance of the Underlying Index.

March 2026Page 28

BofA Finance LLC

Jump Securities with Auto-Callable Feature Based on the Worst Performing of the State Street® SPDR® S&P® Biotech ETF, the State Street® Financial Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due March 25, 2032

Principal at Risk Securities

Annex B—The State Street® Financial Select Sector SPDR® ETF

Investment Approach

The XLF utilizes a “passive” or “indexing” investment approach in attempting to track the performance of the Financial Select Sector Index. The XLF will invest in substantially all of the securities which comprise the Financial Select Sector Index. The XLF will normally invest at least 95% of its total assets in common stocks that comprise the Financial Select Sector Index.

Investment Objective and Strategy

The XLF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Financial Select Sector Index. The investment manager of the XLF uses a replication strategy to try to achieve the XLF’s investment objective, which means that the XLF generally invests in substantially all of the securities represented in the Financial Select Sector Index in approximately the same proportions as the Financial Select Sector Index. Under normal market conditions, the XLF generally invests at least 95% of its total assets in the securities comprising the Financial Select Sector Index. In certain situations or market conditions, the XLF may temporarily depart from its normal investment policies and strategies provided that the alternative is consistent with the XLF’s investment objective and is in the best interest of the XLF. For example, if the XLF is unable to invest directly in a component security or if a derivative investment may provide higher liquidity than other types of investments, it may make larger than normal investments in derivatives to maintain exposure to the Financial Select Sector Index that it tracks. Consequently, under such circumstances, the XLF may invest in a different mix of investments than it would under normal circumstances. The XLF will provide shareholders with at least 60 days’ notice prior to any material change in its investment policies. The XLF is managed with a passive investment strategy, attempting to track the performance of an unmanaged index of securities. This differs from an actively managed underlying, which typically seeks to outperform a benchmark index.

Notwithstanding the XLF’s investment objective, the return on your securities will not reflect any dividends paid on shares of the XLF, on the securities purchased by the XLF or on the securities that comprise the Financial Select Sector Index.

The Select Sector Indices

The Financial Select Sector Index is part of the Select Sector Indices. The Select Sector Indices are sub-indices of the S&P 500® Index. Each stock in the S&P 500® Index is allocated to at least one Select Sector Index, and the combined companies of the eleven Select Sector Indices represent all of the companies in the S&P 500® Index. The industry indices are sub-categories within each Select Sector Index and represent a specific industry segment of the overall Select Sector Index. The eleven Select Sector Indices seek to represent the eleven S&P 500® Index sectors. The index compilation agent for these indices (the “Index Compilation Agent”) determines the composition of the Select Sector Indices based on S&P’s sector classification methodology. (Sector designations are determined by the index sponsor using criteria it has selected or developed. Index sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices with different index sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices.)

Each Select Sector Index was developed and is maintained in accordance with the following criteria:

•Each of the component stocks in a Select Sector Index (the “Component Stocks”) is a constituent company of the S&P 500® Index.

•The eleven Select Sector Indices together will include all of the companies represented in the S&P 500® Index and each of the stocks in the S&P 500® Index will be allocated to at least one of the Select Sector Indices.

•The Index Compilation Agent assigns each constituent stock of the S&P 500® Index to a Select Sector Index. The Index Compilation Agent assigns a company’s stock to a particular Select Sector Index based on S&P Dow Jones Indices’s sector classification methodology as set forth in its Global Industry Classification Standard.

•Each Select Sector Index is calculated by S&P Dow Jones Indices using a modified “market capitalization” methodology. This design ensures that each of the Component Stocks within a Select Sector Index is represented in a proportion consistent with its percentage with respect to the total market capitalization of that Select Sector Index.

For reweighting purposes, each Select Sector Index is rebalanced quarterly after the close of business on the second to last calculation day of March, June, September and December using the following procedures: (1) The rebalancing reference date is two business days prior to the last calculation day of each quarter; and (2) With prices reflected on the rebalancing reference date, and membership, shares outstanding, additional weight factor (capping factor) and investable weight factors (as described in the section

March 2026Page 29

BofA Finance LLC

Jump Securities with Auto-Callable Feature Based on the Worst Performing of the State Street® SPDR® S&P® Biotech ETF, the State Street® Financial Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due March 25, 2032

Principal at Risk Securities

“Computation of the S&P 500 Index®” below) as of the rebalancing effective date, each company is weighted using the modified market capitalization methodology. Modifications are made as defined below.

(i)The indices are first evaluated to ensure none of the indices breach the maximum allowable limits defined in rules (ii) and (v) below. If any of the allowable limits are breached, the component stocks are reweighted based on their float-adjusted market capitalization weights.

(ii)If any component stock has a weight greater than 24%, that component stock has its float-adjusted market capitalization weight capped at 23%. The 23% weight cap creates a 2% buffer to ensure that no component stock exceeds 25% as of the quarter-end diversification requirement date.

(iii)All excess weight is equally redistributed to all uncapped component stocks within the relevant Select Sector Index.

(iv)After this redistribution, if the float-adjusted market capitalization weight of any other component stock(s) then breaches 23%, the process is repeated iteratively until no component stock breaches the 23% weight cap.

(v)The sum of the component stocks with weight greater than 4.8% cannot exceed 50% of the total index weight. These caps are set to allow for a buffer below the 5% limit.

(vi)If the rule in step (v) is breached, all the component stocks are ranked in descending order of their float-adjusted market capitalization weights and the first component stock that causes the 50% limit to be breached has its weight reduced to 4.6%.

(vii)This excess weight is equally redistributed to all component stocks with weights below 4.6%. This process is repeated iteratively until step (v) is satisfied.

(viii)Index share amounts are assigned to each component stock to arrive at the weights calculated above. Since index shares are assigned based on prices one business day prior to rebalancing, the actual weight of each component stock at the rebalancing differs somewhat from these weights due to market movements.

(ix)If necessary, the reweighting process may take place more than once prior to the close on the last business day of March, June, September or December to ensure conformity with all diversification requirements.

Each Select Sector Index is calculated using the same methodology utilized by S&P Dow Jones Indices in calculating the S&P 500® Index, using a base-weighted aggregate methodology. The daily calculation of each Select Sector Index is computed by dividing the total market value of the companies in the Select Sector Index by a number called the index divisor.

The Index Compilation Agent at any time may determine that a Component Stock which has been assigned to one Select Sector Index has undergone such a transformation in the composition of its business, and should be removed from that Select Sector Index and assigned to a different Select Sector Index. In the event that the Index Compilation Agent notifies S&P Dow Jones Indices that a Component Stock’s Select Sector Index assignment should be changed, S&P Dow Jones Indices will disseminate notice of the change following its standard procedure for announcing index changes and will implement the change in the affected Select Sector Indices on a date no less than one week after the initial dissemination of information on the sector change to the maximum extent practicable. It is not anticipated that Component Stocks will change sectors frequently.

Component Stocks removed from and added to the S&P 500® Index will be deleted from and added to the appropriate Select Sector Index on the same schedule used by S&P Dow Jones Indices for additions and deletions from the S&P 500® Index insofar as practicable.

The S&P 500® Index

The SPX includes a representative sample of 500 companies in leading industries of the U.S. economy. The SPX is intended to provide an indication of the pattern of common stock price movement. The calculation of the level of the SPX is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.

March 2026Page 30

BofA Finance LLC

Jump Securities with Auto-Callable Feature Based on the Worst Performing of the State Street® SPDR® S&P® Biotech ETF, the State Street® Financial Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due March 25, 2032

Principal at Risk Securities

The SPX includes companies from eleven main groups: Communication Services; Consumer Discretionary; Consumer Staples; Energy; Financials; Health Care; Industrials; Information Technology; Real Estate; Materials; and Utilities. S&P Dow Jones Indices LLC (“SPDJI”), the sponsor of the SPX, may from time to time, in its sole discretion, add companies to, or delete companies from, the SPX to achieve the objectives stated above.

SPDJI calculates the SPX by reference to the prices of the constituent stocks of the SPX without taking account of the value of dividends paid on those stocks. As a result, the return on the securities will not reflect the return you would realize if you actually owned the SPX constituent stocks and received the dividends paid on those stocks.

Computation of the SPX

While SPDJI currently employs the following methodology to calculate the SPX, no assurance can be given that SPDJI will not modify or change this methodology in a manner that may affect payments on the securities.

Historically, the market value of any component stock of the SPX was calculated as the product of the market price per share and the number of then outstanding shares of such component stock. In March 2005, SPDJI began shifting the SPX halfway from a market capitalization weighted formula to a float-adjusted formula, before moving the SPX to full float adjustment on September 16, 2005. SPDJI’s criteria for selecting stocks for the SPX did not change with the shift to float adjustment. However, the adjustment affects each company’s weight in the SPX.

Under float adjustment, the share counts used in calculating the SPX reflect only those shares that are available to investors, not all of a company’s outstanding shares. Float adjustment excludes shares that are closely held by control groups, other publicly traded companies or government agencies.

In September 2012, all shareholdings representing more than 5% of a stock’s outstanding shares, other than holdings by “block owners,” were removed from the float for purposes of calculating the SPX. Generally, these “control holders” will include officers and directors, private equity, venture capital and special equity firms, other publicly traded companies that hold shares for control, strategic partners, holders of restricted shares, ESOPs, employee and family trusts, foundations associated with the company, holders of unlisted share classes of stock, government entities at all levels (other than government retirement/pension funds) and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. However, holdings by block owners, such as depositary banks, pension funds, mutual funds and ETF providers, 401(k) plans of the company, government retirement/pension funds, investment funds of insurance companies, asset managers and investment funds, independent foundations and savings and investment plans, will ordinarily be considered part of the float.

Treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. Shares held in a trust to allow investors in countries outside the country of domicile, such as depositary shares and Canadian exchangeable shares, are normally part of the float unless those shares form a control block. If a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class are treated as a control block.

For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares by the total shares outstanding. Available float shares are defined as the total shares outstanding less shares held by control holders. This calculation is subject to a 5% minimum threshold for control blocks. For example, if a company’s officers and directors hold 3% of the company’s shares, and no other control group holds 5% of the company’s shares, SPDJI would assign that company an IWF of 1.00, as no control group meets the 5% threshold. However, if a company’s officers and directors hold 3% of the company’s shares and another control group holds 20% of the company’s shares, SPDJI would assign an IWF of 0.77, reflecting the fact that 23% of the company’s outstanding shares are considered to be held for control. As of July 31, 2017, companies with multiple share class lines are no longer eligible for inclusion in the SPX. Constituents of the SPX prior to July 31, 2017 with multiple share class lines will be grandfathered in and continue to be included in the SPX. If a constituent company of the SPX reorganizes into a multiple share class line structure, that company will remain in the SPX at the discretion of the S&P Index Committee in order to minimize turnover.

The SPX is calculated using a base-weighted aggregate methodology. The level of the SPX reflects the total market value of all component stocks relative to the base period of the years 1941 through 1943. An indexed number is used to represent the results of this calculation in order to make the level easier to work with and track over time. The actual total market value of the component stocks during the base period of the years 1941 through 1943 has been set to an indexed level of 10. This is often indicated by the notation 1941- 43 = 10. In practice, the daily calculation of the SPX is computed by dividing the total market value of the component stocks by the “index divisor.” By itself, the index divisor is an arbitrary number. However, in the context of the calculation of the SPX,

March 2026Page 31

BofA Finance LLC

Jump Securities with Auto-Callable Feature Based on the Worst Performing of the State Street® SPDR® S&P® Biotech ETF, the State Street® Financial Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due March 25, 2032

Principal at Risk Securities

it serves as a link to the original base period level of the SPX. The index divisor keeps the SPX comparable over time and is the manipulation point for all adjustments to the SPX, which is index maintenance.

Index Maintenance

Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructuring or spinoffs. Some corporate actions, such as stock splits and stock dividends, require changes in the common shares outstanding and the stock prices of the companies in the SPX, and do not require index divisor adjustments.

To prevent the level of the SPX from changing due to corporate actions, corporate actions which affect the total market value of the SPX require an index divisor adjustment. By adjusting the index divisor for the change in market value, the level of the SPX remains constant and does not reflect the corporate actions of individual companies in the SPX. Index divisor adjustments are made after the close of trading and after the calculation of the SPX closing level.

Changes in a company’s shares outstanding of 5.00% or more due to mergers, acquisitions, public offerings, tender offers, Dutch auctions, or exchange offers are made as soon as reasonably possible. Share changes due to mergers or acquisitions of publicly held companies that trade on a major exchange are implemented when the transaction occurs, even if both of the companies are not in the same headline index, and regardless of the size of the change. All other changes of 5.00% or more (due to, for example, company stock repurchases, private placements, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participation units, at-the-market offerings, or other recapitalizations) are made weekly and are announced on Fridays for implementation after the close of trading on the following Friday. Changes of less than 5.00% are accumulated and made quarterly on the third Friday of March, June, September, and December, and are usually announced two to five days prior.

If a change in a company’s shares outstanding of 5.00% or more causes a company’s IWF to change by five percentage points or more, the IWF is updated at the same time as the share change. IWF changes resulting from partial tender offers are considered on a case by case basis.

March 2026Page 32

BofA Finance LLC

Jump Securities with Auto-Callable Feature Based on the Worst Performing of the State Street® SPDR® S&P® Biotech ETF, the State Street® Financial Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due March 25, 2032

Principal at Risk Securities

Annex C—The State Street® Technology Select Sector SPDR® ETF

Investment Approach

The XLK utilizes a “passive” or “indexing” investment approach in attempting to track the performance of the Technology Select Sector Index. The XLK will invest in substantially all of the securities which comprise the Technology Select Sector Index. The XLK will normally invest at least 95% of its total assets in common stocks that comprise the Technology Select Sector Index.

Investment Objective and Strategy

The XLK seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Technology Select Sector Index. The investment manager of the XLK uses a replication strategy to try to achieve the XLK’s investment objective, which means that the XLK generally invests in substantially all of the securities represented in the Technology Select Sector Index in approximately the same proportions as the Technology Select Sector Index. Under normal market conditions, the XLK generally invests at least 95% of its total assets in the securities comprising the Technology Select Sector Index. In certain situations or market conditions, the XLK may temporarily depart from its normal investment policies and strategies provided that the alternative is consistent with the XLK’s investment objective and is in the best interest of the XLK. For example, if the XLK is unable to invest directly in a component security or if a derivative investment may provide higher liquidity than other types of investments, it may make larger than normal investments in derivatives to maintain exposure to the Technology Select Sector Index that it tracks. Consequently, under such circumstances, the XLK may invest in a different mix of investments than it would under normal circumstances. The XLK will provide shareholders with at least 60 days’ notice prior to any material change in its investment policies. The XLK is managed with a passive investment strategy, attempting to track the performance of an unmanaged index of securities. This differs from an actively managed underlying, which typically seeks to outperform a benchmark index.

Notwithstanding the XLK’s investment objective, the return on your securities will not reflect any dividends paid on shares of the XLK, on the securities purchased by the XLK or on the securities that comprise the Technology Select Sector Index.

The Select Sector Indices

The underlying index of the XLK is part of the Select Sector Indices. The Select Sector Indices are sub-indices of the S&P 500® Index (“SPX”). Each stock in the SPX is allocated to at least one Select Sector Index, and the combined companies of the eleven Select Sector Indices represent all of the companies in the SPX. The industry indices are sub-categories within each Select Sector Index and represent a specific industry segment of the overall Select Sector Index. The eleven Select Sector Indices seek to represent the eleven SPX sectors. The index compilation agent for these indices (the “Index Compilation Agent”) determines the composition of the Select Sector Indices based on S&P’s sector classification methodology. Sector designations are determined by the index sponsor using criteria it has selected or developed. Index sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices with different index sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices.

Each Select Sector Index was developed and is maintained in accordance with the following criteria:

•Each of the component stocks in a Select Sector Index (the “Component Stocks”) is a constituent company of the SPX.

•The eleven Select Sector Indices together will include all of the companies represented in the SPX and each of the stocks in the SPX will be allocated to at least one of the Select Sector Indices.

•The Index Compilation Agent assigns each constituent stock of the SPX to a Select Sector Index. The Index Compilation Agent assigns a company’s stock to a particular Select Sector Index based on S&P Dow Jones Indices’s sector classification methodology as set forth in its Global Industry Classification Standard.

•Each Select Sector Index is calculated by S&P Dow Jones Indices using a modified “market capitalization” methodology. This design ensures that each of the component stocks within a Select Sector Index is represented in a proportion consistent with its percentage with respect to the total market capitalization of that Select Sector Index.

For reweighting purposes, each Select Sector Index is rebalanced quarterly after the close of business on the second to last calculation day of March, June, September and December using the following procedures: (1) The rebalancing reference date is two

March 2026Page 33

BofA Finance LLC

Jump Securities with Auto-Callable Feature Based on the Worst Performing of the State Street® SPDR® S&P® Biotech ETF, the State Street® Financial Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due March 25, 2032

Principal at Risk Securities

business days prior to the last calculation day of each quarter; and (2) With prices reflected on the rebalancing reference date, and membership, shares outstanding, additional weight factor (capping factor) and investable weight factors (as described in the section “Computation of the S&P 500 Index®” below) as of the rebalancing effective date, each company is weighted using the modified market capitalization methodology. Modifications are made as defined below.

(x)The indices are first evaluated to ensure none of the indices breach the maximum allowable limits defined in rules (ii) and (v) below. If any of the allowable limits are breached, the component stocks are reweighted based on their float-adjusted market capitalization weights.

(xi)If any component stock has a weight greater than 24%, that component stock has its float-adjusted market capitalization weight capped at 23%. The 23% weight cap creates a 2% buffer to ensure that no component stock exceeds 25% as of the quarter-end diversification requirement date.

(xii)All excess weight is equally redistributed to all uncapped component stocks within the relevant Select Sector Index.

(xiii)After this redistribution, if the float-adjusted market capitalization weight of any other component stock(s) then breaches 23%, the process is repeated iteratively until no component stock breaches the 23% weight cap.

(xiv)The sum of the component stocks with weight greater than 4.8% cannot exceed 50% of the total index weight. These caps are set to allow for a buffer below the 5% limit.

(xv)If the rule in step (v) is breached, all the component stocks are ranked in descending order of their float-adjusted market capitalization weights and the first component stock that causes the 50% limit to be breached has its weight reduced to 4.6%.

(xvi)This excess weight is equally redistributed to all component stocks with weights below 4.6%. This process is repeated iteratively until step (v) is satisfied.

(xvii)Index share amounts are assigned to each component stock to arrive at the weights calculated above. Since index shares are assigned based on prices one business day prior to rebalancing, the actual weight of each component stock at the rebalancing differs somewhat from these weights due to market movements.

(xviii)If necessary, the reweighting process may take place more than once prior to the close on the last business day of March, June, September or December to ensure conformity with all diversification requirements.

Each Select Sector Index is calculated using the same methodology utilized by S&P Dow Jones Indices in calculating the SPX, using a base-weighted aggregate methodology. The daily calculation of each Select Sector Index is computed by dividing the total market value of the companies in the Select Sector Index by a number called the index divisor.

The Index Compilation Agent at any time may determine that a Component Stock which has been assigned to one Select Sector Index has undergone such a transformation in the composition of its business, and should be removed from that Select Sector Index and assigned to a different Select Sector Index. In the event that the Index Compilation Agent notifies S&P Dow Jones Indices that a Component Stock’s Select Sector Index assignment should be changed, S&P Dow Jones Indices will disseminate notice of the change following its standard procedure for announcing index changes and will implement the change in the affected Select Sector Indices on a date no less than one week after the initial dissemination of information on the sector change to the maximum extent practicable. It is not anticipated that Component Stocks will change sectors frequently.

Component Stocks removed from and added to the SPX will be deleted from and added to the appropriate Select Sector Index on the same schedule used by S&P Dow Jones Indices for additions and deletions from the SPX insofar as practicable.

The S&P 500® Index

The SPX includes a representative sample of 500 companies in leading industries of the U.S. economy. The SPX is intended to provide an indication of the pattern of common stock price movement. The calculation of the level of the SPX is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the

March 2026Page 34

BofA Finance LLC

Jump Securities with Auto-Callable Feature Based on the Worst Performing of the State Street® SPDR® S&P® Biotech ETF, the State Street® Financial Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due March 25, 2032

Principal at Risk Securities

aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.

The SPX includes companies from eleven main groups: Communication Services; Consumer Discretionary; Consumer Staples; Energy; Financials; Health Care; Industrials; Information Technology; Real Estate; Materials; and Utilities. S&P Dow Jones Indices LLC (“SPDJI”), the sponsor of the SPX, may from time to time, in its sole discretion, add companies to, or delete companies from, the SPX to achieve the objectives stated above.

SPDJI calculates the SPX by reference to the prices of the constituent stocks of the SPX without taking account of the value of dividends paid on those stocks. As a result, the return on the securities will not reflect the return you would realize if you actually owned the SPX constituent stocks and received the dividends paid on those stocks.

Computation of the SPX

While SPDJI currently employs the following methodology to calculate the SPX, no assurance can be given that SPDJI will not modify or change this methodology in a manner that may affect payments on the securities.

Historically, the market value of any component stock of the SPX was calculated as the product of the market price per share and the number of then outstanding shares of such component stock. In March 2005, SPDJI began shifting the SPX halfway from a market capitalization weighted formula to a float-adjusted formula, before moving the SPX to full float adjustment on September 16, 2005. SPDJI’s criteria for selecting stocks for the SPX did not change with the shift to float adjustment. However, the adjustment affects each company’s weight in the SPX.

Under float adjustment, the share counts used in calculating the SPX reflect only those shares that are available to investors, not all of a company’s outstanding shares. Float adjustment excludes shares that are closely held by control groups, other publicly traded companies or government agencies.

In September 2012, all shareholdings representing more than 5% of a stock’s outstanding shares, other than holdings by “block owners,” were removed from the float for purposes of calculating the SPX. Generally, these “control holders” will include officers and directors, private equity, venture capital and special equity firms, other publicly traded companies that hold shares for control, strategic partners, holders of restricted shares, ESOPs, employee and family trusts, foundations associated with the company, holders of unlisted share classes of stock, government entities at all levels (other than government retirement/pension funds) and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. However, holdings by block owners, such as depositary banks, pension funds, mutual funds and ETF providers, 401(k) plans of the company, government retirement/pension funds, investment funds of insurance companies, asset managers and investment funds, independent foundations and savings and investment plans, will ordinarily be considered part of the float.

Treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. Shares held in a trust to allow investors in countries outside the country of domicile, such as depositary shares and Canadian exchangeable shares, are normally part of the float unless those shares form a control block. If a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class are treated as a control block.

For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares by the total shares outstanding. Available float shares are defined as the total shares outstanding less shares held by control holders. This calculation is subject to a 5% minimum threshold for control blocks. For example, if a company’s officers and directors hold 3% of the company’s shares, and no other control group holds 5% of the company’s shares, SPDJI would assign that company an IWF of 1.00, as no control group meets the 5% threshold. However, if a company’s officers and directors hold 3% of the company’s shares and another control group holds 20% of the company’s shares, SPDJI would assign an IWF of 0.77, reflecting the fact that 23% of the company’s outstanding shares are considered to be held for control. As of July 31, 2017, companies with multiple share class lines are no longer eligible for inclusion in the SPX. Constituents of the SPX prior to July 31, 2017 with multiple share class lines will be grandfathered in and continue to be included in the SPX. If a constituent company of the SPX reorganizes into a multiple share class line structure, that company will remain in the SPX at the discretion of the S&P Index Committee in order to minimize turnover.

The SPX is calculated using a base-weighted aggregate methodology. The level of the SPX reflects the total market value of all component stocks relative to the base period of the years 1941 through 1943. An indexed number is used to represent the results of this calculation in order to make the level easier to work with and track over time. The actual total market value of the component stocks during the base period of the years 1941 through 1943 has been set to an indexed level of 10. This is often indicated by the

March 2026Page 35

BofA Finance LLC

Jump Securities with Auto-Callable Feature Based on the Worst Performing of the State Street® SPDR® S&P® Biotech ETF, the State Street® Financial Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due March 25, 2032

Principal at Risk Securities

notation 1941- 43 = 10. In practice, the daily calculation of the SPX is computed by dividing the total market value of the component stocks by the “index divisor.” By itself, the index divisor is an arbitrary number. However, in the context of the calculation of the SPX, it serves as a link to the original base period level of the SPX. The index divisor keeps the SPX comparable over time and is the manipulation point for all adjustments to the SPX, which is index maintenance.

Index Maintenance

Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructuring or spinoffs. Some corporate actions, such as stock splits and stock dividends, require changes in the common shares outstanding and the stock prices of the companies in the SPX, and do not require index divisor adjustments.

To prevent the level of the SPX from changing due to corporate actions, corporate actions which affect the total market value of the SPX require an index divisor adjustment. By adjusting the index divisor for the change in market value, the level of the SPX remains constant and does not reflect the corporate actions of individual companies in the SPX. Index divisor adjustments are made after the close of trading and after the calculation of the SPX closing level.

Changes in a company’s shares outstanding of 5.00% or more due to mergers, acquisitions, public offerings, tender offers, Dutch auctions, or exchange offers are made as soon as reasonably possible. Share changes due to mergers or acquisitions of publicly held companies that trade on a major exchange are implemented when the transaction occurs, even if both of the companies are not in the same headline index, and regardless of the size of the change. All other changes of 5.00% or more (due to, for example, company stock repurchases, private placements, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participation units, at-the-market offerings, or other recapitalizations) are made weekly and are announced on Fridays for implementation after the close of trading on the following Friday. Changes of less than 5.00% are accumulated and made quarterly on the third Friday of March, June, September, and December, and are usually announced two to five days prior.

If a change in a company’s shares outstanding of 5.00% or more causes a company’s IWF to change by five percentage points or more, the IWF is updated at the same time as the share change. IWF changes resulting from partial tender offers are considered on a case by case basis.

March 2026Page 36